Exhibit 10.1

RIO GRANDE LNG, LLC 6.85% SENIOR SECURED NOTES DUE 2047 __________________ INDENTURE Dated as of February 9, 2024 __________________ WILMINGTON TRUST, NATIONAL ASSOCIATION Trustee

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TABLE OF CONTENTS
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ANNEX AND EXHIBITS
ANNEX A    PAYMENT SCHEDULE
ANNEX B    DISQUALIFIED INSTITUTIONS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D ADDITIONAL NOTES AND SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTES
Exhibit E    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit 2.15-A    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit 2.15-B    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit 2.15-C    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit 2.15-D    FORM OF U.S. TAX COMPLIANCE CERTIFICATE

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This INDENTURE dated as of February 9, 2024 between Rio Grande LNG, LLC, a Texas limited liability company (the “Company”) and Wilmington Trust, National Association, as Trustee, each a “Party” and together the “Parties”.
The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Noteholders (as defined herein).
1.DEFINITIONS AND INCORPORATION BY REFERENCE
1.1Defined Terms
Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement. In addition, the following terms shall have the following meanings:
“2033 Notes First Supplemental Indenture” means the proposed first supplemental indenture to the 2033 Notes Indenture substantially in the form delivered to by email the Trustee on or prior to the date hereof.
“2033 Notes Indenture” means the Indenture, dated July 12, 2023, by and between the Company and Wilmington Trust, N.A., as trustee, governing the Company’s senior secured notes due 2033.
“ACQ” has the meaning assigned to such term in the applicable Designated Offtake Agreement.
“Additional Notes” means Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.1(b) and Exhibit D.
“Administrative Decision” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Aggregate Funded Equity” has the meaning assigned to such term in the P1 Equity Contribution Agreement.
“Annual Facility Budget” has the meaning assigned to such term in the Definitions Agreement.
“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the U.S. Money Laundering Control Act of 1986, as amended, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar rule by any Sanctions Authority having the force of

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law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.
“Applicable Prepayment” has the meaning set forth in Section 2.1(c).
“Approved Owners” means (a) Global Infrastructure Management, LLC, (b) Devonshire Investment Pte. Ltd., (c) MIC TI Holding Company 2 RSC Limited, (d) Global LNG North America Corp., (e) any Qualified Mezzanine Entity, and (f) to the extent satisfying the KYC Requirements, any other Person approved by the Trustee acting at the instruction of the Noteholders of a majority in aggregate principal amount of the Notes then outstanding.
“Asset Sale Offer” has the meaning set forth in Section 3.9.
“Asset Sale Proceeds” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Authentication Order” has the meaning set forth in Section 2.2.
“Base Committed Quantity” means 844.880 million MMBtu (equivalent to approximately 16.19 MTPA), being the aggregate ACQ under the Initial Offtake Agreements; provided, that (a) following the full payment of the required amount of Senior Secured Debt (taking into account any amounts offered but not accepted by the Noteholders or other applicable Senior Secured Debt Holders) upon any LNG Sales Mandatory Prepayment Event pursuant to Section 4.8(a), the Base Committed Quantity will be equal to the aggregate ACQ under the Designated Offtake Agreements used to calculate the amount of Senior Secured Debt that the Company is not required to repay pursuant to Section 4.8(a), (b) to the extent that any other Offtake Agreement becomes a Designated Offtake Agreement or an existing Designated Offtake Agreement is amended to adjust the quantity of LNG contracted to be sold thereunder, the Base Committed Quantity will be equal to the aggregate ACQ under such Designated Offtake Agreements as at such time, and (c) following prepayment of Senior Secured Debt (other than any prepayment referenced in the foregoing clause (a)), the Base Committed Quantity will be reduced to the minimum ACQ under the Designated Offtake Agreements in effect at such time that is required to achieve an Indenture Projected DSCR of at least 1.40:1.00 (or, at any time after any prepayment referenced in clause (a), 1.20:1.00) based on the Base Case Forecast updated only to reflect such prepayment.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns,” “beneficially owned” and “beneficial ownership” have a corresponding meaning.
    “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (31 C.F.R. § 1010.230).

“BLK Senior Notes DSRA” means the account established pursuant to Section 2.3(b) of the P1 Accounts Agreement with respect to the Company’s debt service reserve requirement thereunder.

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“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Change Order” means, as the context may require, a “Change Order” as defined in the T1/T2 EPC Contract, a “Change Order” as defined in the T3 EPC Contract, or both.
“Change of Control” means:
(a)prior to the Project Completion Date, the Sponsor and the Approved Owners collectively fail to directly or indirectly hold legally and beneficially more than 50% of the total voting and economic Equity Interests of the Company and voting Equity Interests of the Pledgor;
(b)prior to the Project Completion Date, the Sponsor fails to directly or indirectly hold legally and beneficially 15% or more of the voting and economic Equity Interests of the Company;
(c)on and after the Project Completion Date, the Sponsor, any Approved Owners, any Qualified Public Company, any Qualified Investment Entity, any Qualified Offtaker Investor, and any Qualified Energy Company collectively fail to directly or indirectly hold legally and beneficially more than 50% of the total voting and economic Equity Interests of the Company; or
(d)at any time, the Pledgor fails to hold legally and beneficially 100% of the total voting and economic Equity Interests in the Company;
provided, that in clauses (a), (b), and (c), any Equity Interests of the Pledgor that are held legally and beneficially through an entity of which the Sponsor, any Approved Owners, any Qualified Investment Entity, any Qualified Offtaker Investor, or any Qualified Energy Company, as applicable, is the general partner and has the power, whether by contract, equity ownership, or otherwise, to direct or cause the direction of the policies and management of such entity, shall be included when calculating such percentage; provided, further, that for purposes of clauses (a) and (c) and the definition of Approved Owners, (w) “Global Infrastructure Management, LLC” means Global Infrastructure Management, LLC, its Related Entities and its Affiliates, where (i) “Affiliates” means (A) any Person that is managed or advised by Global Infrastructure Management, LLC or its Related Entities or (B) any trustee, custodian, or nominee of any fund managed or advised by Global Infrastructure Management, LLC or its Related Entities and (ii) “advised” means being in receipt of an implementing advice in relation to the management of investments of that Person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided

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by a fund manager of the relevant Person, (x) “Devonshire Investment Pte. Ltd.” means Devonshire Investment Pte. Ltd., its Related Entities and its Affiliates, where “Affiliates” means any Person that is, or is managed or advised by, GIC Private Limited or its Related Entities and (y) “MIC TI Holding Company 2 RSC Limited” means MIC TI Holding Company 2 RSC Limited, its Related Entities and its Affiliates, where “Affiliates” means the government of the Emirate of Abu Dhabi and any Person it Controls, whether directly or indirectly.
“Change of Control Offer” has the meaning set forth in Section 4.12.
“Change of Control Payment” has the meaning set forth in Section 4.12.
“Change of Control Payment Date” has the meaning set forth in Section 4.12.
“Change of Control Triggering Event” means the occurrence of a Change of Control; provided, that, a Change of Control shall not be deemed to have occurred if the Company shall have received written confirmation that a Rating Reaffirmation shall have occurred.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Collateral Proceeds” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Common Terms Agreement” means the Common Terms Agreement, dated as of July 12, 2023, by and among the Company, each Senior Secured Debt Holder Representative that is a party thereto and the P1 Intercreditor Agent.
“Company” has the meaning set forth in the Preamble hereto.
“Construction Budget and Schedule” means (a) a budget attached as Exhibit O-1 to the CD Credit Agreement setting forth, on a monthly basis, the timing and amount of all projected payments of P1 Project Costs through the date on which Substantial Completion under each P1 EPC Contract shall have occurred under each of the P1 EPC Contracts and (b) a schedule attached as Exhibit O-2 to the CD Credit Agreement setting forth the proposed engineering, procurement, construction and testing milestone schedule for the Project’s Development through the projected date on which Final Completion shall have occurred under each of the P1 EPC Contracts, which budget and schedule shall (i) be certified by the Company as the best reasonable estimate of the information set forth therein as of the Closing Date, (ii) be consistent with the requirements of the P1 Financing Documents and the Material Project Documents, and (iii) as of the Closing Date, be in form and substance acceptable to the Noteholders in consultation with the Independent Engineer, in each case as may be amended, supplemented or otherwise modified to take into account any Change Orders permitted under the CD Credit Agreement.
“Contracted Revenues” means, for any period, Cash Flow projected to be received by the Company during such period under Qualified Offtake Agreements calculated solely to reflect the price paid if no LNG is lifted under Qualified Offtake Agreements then in effect.
“Controlled Subsidiary” means, with respect to any specified Person, a corporation, partnership, joint venture, limited liability company or other Person of which a majority of the Equity Interests of such Person having ordinary voting power or authority for the election or

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appointment of directors, managers or other governing body (other than Equity Interests having such power or authority only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such specified Person.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Company and the Noteholders or the designated corporate trust office of any successor Trustee.
“Covenant Defeasance” has the meaning set forth in Section 8.3.
“Custodian” means the Trustee, as custodian with respect to the Notes in registered book-entry form, or any successor entity thereto.
“Date Certain” shall mean, the “Date Certain” as defined under the CD Credit Agreement, as of the date of this Indenture and without giving effect to how that term may be amended, waived, extended or otherwise modified from time to time, pursuant to the terms of the CD Credit Agreement notwithstanding any contrary provision in any P1 Financing Document.
“DBRS” means Morningstar DBRS or any successor thereto.
“Debt Fund Affiliate” means any Affiliate of the Company or any if its subsidiaries that is, in each case, a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the applicable Equity Owner and any Affiliate of the applicable Equity Owner that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Equity Owner and any Affiliate of the applicable Equity Owner, and (c) the Equity Owners and investment vehicles managed or advised by any Equity Owner that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Debt to Equity Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Senior Secured Debt (other than the principal of Working Capital Debt) at such time outstanding to (b) the sum of Aggregate Funded Equity and Voluntary Equity Contributions, in each case, made on or prior to such date.
“Debtor Relief Law” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Default” means (i) any CTA Default and (ii) any other event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Noteholder, issued in accordance with Section 2.6, and, in the case of Initial Notes, substantially in the form of Exhibit A.

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“Delivered” refers to quantities of LNG sold “cost, insurance and freight,” “cost and freight,” “delivered ex ship,” “delivered at terminal,” or otherwise where the Company is responsible for the transportation of LNG to a delivery point other than at the Rio Grande Facility under the terms of the relevant Offtake Agreement.
“Disqualified Institution” means (a) any person set forth by the Company on Annex B as of the date hereof, as updated from time to time by the Company by three Business Days’ prior written notice to the Trustee to add any competitor of any Loan Party, Global Infrastructure Management, LLC, TotalEnergies SE, and their respective subsidiaries, and such competitor’s Affiliates or (b) any clearly identifiable (solely on the basis of its name or as identified by the Company to the Trustee) Affiliate of the entities described in clause (a); provided, that “Disqualified Institution” shall not include in each case a Disqualified Institution Debt Fund Affiliate of any entity not listed under the heading “Group A” in Annex B hereto; provided, further, that the Company shall not add more than two additional entity names per calendar year to “Group A” under Annex B following the date hereof; provided, further, that any designation as a “Disqualified Institution” shall not apply retroactively to any then current Noteholder.
“Disqualified Institution Debt Fund Affiliate” means a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Disqualified Institution Debt Fund Affiliate has in place customary information barriers between it and the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution, and (c) the Disqualified Institution and investment vehicles managed or advised by such Disqualified Institution that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“DOE Export Authorizations” means (a) the Order Granting Long-Term Multi-Contract Authorization to Export LNG to Free Trade Agreement Nations issued by DOE/FE in FE Docket No. 15-190-LNG in its Order No. 3869 on August 17, 2016, and (b) the Opinion and Order Granting Long-Term Multi-Contract Authorization to Export LNG to Non-Free Trade Agreement Nations issued by DOE/FE in FE Docket No. 15-190-LNG in its Order No. 4492 on February 10, 2020, as amended to extend the term in DOE/FE Order No. 4492-A issued on October 21, 2020.
“DOE/FE” means the U.S. Department of Energy, Office of Fossil Energy or, as subsequently renamed, Office of Fossil Energy and Carbon Management.
“Environmental and Social Action Plan” means the Environmental and Social Action Plan attached to the report of the Environmental Advisor delivered pursuant to this Indenture, together with any updates thereto as may be made from time to time by the Company as required or permitted under the P1 Financing Documents.
    “Equator Principles” means the principles named “The Equator Principles EP4 – A financial industry benchmark for determining, assessing and managing environmental and social risk in

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projects” adopted by various financial institutions in the form dated July 2020 that became effective on October 1, 2020.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business which is a member of any group of organizations: (a) described in Section 414(b) or Section 414(c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or Section 414(o) of the Code of which the Company is a member.
“ERISA Event” means:
(a)any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived by current regulation under PBGC Regulation Subsections .27, .28, .29 or .31;
(b)the failure with respect to any Plan to meet the minimum funding requirements of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived;
(c)the filing pursuant to Section 412(c) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d)the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e)the filing of notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA;
(f)the institution of proceedings to terminate a Plan by PBGC or to appoint a trustee to administer any Plan;
(g)the withdrawal by the Company or any of its ERISA Affiliates from a multiple employer plan (within the meaning of Section 4064 of ERISA) during a plan year in which it was a “substantial employer”, as such term is defined under Section 4064 of ERISA, upon the termination of a Multiemployer Plan or the cessation of operations under a Plan pursuant to Section 4062(e) of ERISA;
(h)the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan;

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(i)the attainment of any Plan of “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA;
(j)the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical, endangered or critical and declining status, within the meaning of the Code or Title IV of ERISA;
(k)the failure of the Company or any ERISA Affiliate to pay when due any amount that has become liable to the PBGC, any Plan or trust established thereunder pursuant to Title IV of ERISA or the Code;
(l)the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code;
(m)the Company or any of its Controlled Subsidiaries engages in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that is not otherwise exempt by statute, regulation or administrative pronouncement; or
(n)the imposition of a lien under ERISA or the Code with respect to any Plan or Multiemployer Plan.
“Event of Default” has the meaning set forth in Section 6.1.
“Excess Loss Proceeds” has the meaning set forth in Section 4.13.
“Excess Asset Sale Proceeds” has the meaning set forth in Section 4.14.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Export Authorization Remediation” has the meaning set forth in Section 4.8.
“Facility Independent Engineer” has the meaning assigned to such term in the Definitions Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
“Final Completion” means, as the context may require, a “Final Completion” as defined in the T1/T2 EPC Contract, a “Final Completion” as defined in the T3 EPC Contract, or both.

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“Foreign Noteholder” means a Noteholder that is not a U.S. Noteholder.
“Funding Shortfall Debt” means Supplemental Debt that satisfies:
(a)the conditions set forth in Section 2.6 (Supplemental Debt) of the Common Terms Agreement,
(b)the conditions set forth in Section 4.7(d), and
(c)the following conditions:
(i)the principal amount of such Funding Shortfall Debt does not exceed: (A) (1) if incurred prior to the Project Completion Date or the completion date of the Permitted Capital Improvement (as applicable), an amount equal to 75% of the aggregate amount of P1 Project Costs, or the costs of such Permitted Capital Improvement (as applicable) and (2) if incurred on or after the Project Completion Date or the completion date of the applicable Capital Improvement (as applicable), (x) in the case of Funding Shortfall Debt incurred to finance P1 Project Costs, an amount that, together with all funded or unfunded commitments under the CD Construction/Term Loans, the TCF Senior Loans, the Notes, any Supplemental Debt incurred to fund such P1 Project Costs, any Replacement Debt incurred to replace such funded or unfunded commitments, and any other Funding Shortfall Debt to finance P1 Project Costs, does not exceed 75% of aggregate P1 Project Costs as at the Project Completion Date or (y) in the case of Funding Shortfall Debt incurred to finance Permitted Capital Improvements, an amount that, together with all Senior Secured Debt incurred to finance such Permitted Capital Improvement, does not exceed 75% of aggregate costs in respect of such Permitted Capital Improvement as at the completion of such Permitted Capital Improvement, plus (B) all premiums, fees, costs, expenses, and reserves (including any incremental increase in the DSRA Reserve Amounts resulting from the incurrence of such Funding Shortfall Debt) associated with arranging, issuing and incurring such Funding Shortfall Debt plus (C) 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of incurrence to be due and payable by the Company with respect to any portion of one or more Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence;
(ii)such Funding Shortfall Debt is incurred prior to the second anniversary of the Project Completion Date or the completion date of such Permitted Capital Improvement (as applicable); and
(iii)simultaneously with the incurrence of any Funding Shortfall Debt, the Company shall use a portion of the proceeds of such Funding Shortfall Debt to fund any reserves (including any incremental increase in the

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DSRA Reserve Amounts) resulting from the incurrence of such Funding Shortfall Debt.
“Guarantor” means any subsidiary of the Company which provides a Note Guarantee pursuant to or in accordance with this Indenture and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
“Historical DSCR” has the meaning set forth in the Common Terms Agreement; provided, however, that for all purposes under this Indenture, “Historical DSCR” shall be deemed to exclude subclause (b)(vii) of the definition thereof in the Common Terms Agreement.
“HMT” means His Majesty’s Treasury, the economic and finance ministry of the United Kingdom.
“incur” has the meaning set forth in Section 4.7.
“Indemnified Taxes” means any taxes, which term includes any interest, additions to tax or penalties applicable in respect thereof, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Notes Document other than any of the following taxes imposed on or with respect to a Noteholder or required to be withheld or deducted from a payment to a Noteholder: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Noteholder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Noteholder and the jurisdiction imposing such tax (other than connections arising from such holder of a Note having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Notes Document, or sold or assigned an interest in any Note or Notes Document), (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of such Noteholder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Noteholder acquires such interest in the Note or (ii) such Noteholder changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such taxes were payable either to an assignor of such Noteholder immediately before such Noteholder acquired the Note or to such Noteholder immediately before it changed its lending office, (c) taxes attributable to the failure of such holder of the Notes to comply with Section 2.15(d) and (d) any U.S. federal withholding taxes imposed under FATCA.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indenture Debt Service Reserve Amount” means as of any date of determination, an amount reasonably projected by the Company to be the amount necessary to pay the forecasted Debt Service in respect of the Notes from such date through (and including) the next Interest Payment Date; provided, that for purposes of calculation of the amount specified in clause (c) of the definition of Debt Service, any final balloon payment or bullet maturity of Senior Secured Debt shall not be taken into account and instead only the equivalent of the principal payment on the

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immediately preceding Interest Payment Date prior to such balloon payment or bullet maturity shall be taken into account.
“Indenture Projected CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow from Contracted Revenues projected to be received by the Company during such period minus (b) all amounts projected to be paid during such period pursuant to Sections 3.3(c)(i) and 3.3(c)(ii) (P1 Revenue Account) of the P1 Accounts Agreement (other than any fee projected to be payable to any Senior Secured Party), which amounts under this clause (b) shall exclude any such amounts that (i) are related to the lifting of LNG or (ii) are P1 Project Costs, RCI EPC CAPEX (as defined in the Definitions Agreement), or RCI Owners’ Costs (as defined in the Definitions Agreement), in each case, to the extent funded with Indebtedness or equity.
“Indenture Projected DSCR” means, for the applicable period, the ratio of (a) Indenture Projected CFADS to (b) Debt Service (other than (i) principal of Working Capital Debt and the principal amount of Senior Secured Debt payable on the Maturity Date thereof, (ii) commitment fees, front-end fees and up-front fees paid prior to the Project Completion Date or, if later, out of the proceeds of Senior Secured Debt, (iii) LC Costs, (iv) interest in respect of the Senior Secured Debt and Senior Secured Obligations under Senior Secured IR Hedge Agreements, in each case, paid prior to the Project Completion Date, (v) amounts payable under Senior Secured Hedge Agreements that are not in respect of interest rates, (vi) without duplication of amounts in clause (v), P1 Hedge Termination Amounts under Senior Secured Hedge Agreements, and (vii) for purposes of satisfying the conditions set forth in Section 4.7, incremental carrying costs of such Senior Secured Debt and the costs associated with arranging, issuing, and incurring such Senior Secured Debt projected for such period).
“Initial Notes” means $190,000,000 aggregate principal amount of 6.85% Senior Secured Notes due 2047 issued under this Indenture on the date hereof.
“Initial Offtakers” means:
(a) China Gas Hongda Energy Trading Co., Ltd.;
(b) Engie S.A.;
(c) ENN LNG (Singapore) Pte. Ltd.;
(d) ExxonMobil Asia Pacific Pte. Ltd.;
(e) Galp Trading S.A.;
(f)Guangdong Energy Group Natural Gas Co., Ltd.;
(g) Guangdong Energy Group Co., Ltd.;
(h) Itochu Corporation;
(i)Shell NA LNG LLC; and
(j)TotalEnergies Gas & Power North America, Inc.

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“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act, who is not also a QIB.
“Institutional Investor” means (a) any Noteholder holding (together with one or more of its affiliates) more than 15% of the aggregate principal amount of the Notes then outstanding, (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (c) any Related Fund of any Noteholder referred to in clause (a).
“Interest Payment Date” means June 30 and December 30 of each year, commencing on June 30, 2024, or if any such day is not a Business Day, the next succeeding Business Day.
“Investment Grade” means that such person is rated by at least one Recognized Credit Rating Agency and at least one such rating is equal to or better than “Baa3” by Moody’s, “BBB-” by S&P, “BBB-” by Fitch, or a comparable credit rating that is a Recognized Credit Rating Agency.
“Issue Date” means the first date of original issuance of the Notes under this Indenture.
“KYC Requirements” means the consistently applied “know your customer” requirements of the Noteholders under applicable “know your customer” and Anti-Terrorism and Money Laundering Laws, including the USA Patriot Act.
“Legal Defeasance” has the meaning set forth in Section 8.2.
“Liquefaction Owners” means (a) the Company and (b) any other Person that (i) is permitted under the CFAA to construct and own the assets comprising a Train Facility, (ii) has entered into a construction advisor services agreement in respect of a Subsequent Train Facility, and (iii) has acceded to the RG Facility Agreements in accordance therewith.
“LNG Sales Mandatory Prepayment Event” means any event triggering a mandatory prepayment or any requirement to make an offer to prepay (including any such requirement pursuant to Section 4.8) of Senior Secured Debt in connection with the termination of a Offtake Agreement or any Impairment of any related Government Approval.
“LNG Sales Mandatory Prepayment” means any prepayment of Senior Secured Debt in connection with an LNG Sales Mandatory Prepayment Event.
“LNG SPA Termination Offer” has the meaning set forth in Section 3.9.
“LNG SPA Termination Prepayment Amount” means an amount determined by the Company and allocated to a prepayment offer in respect of the notes pursuant to Section 4.8(a).
“Loss Proceeds Offer” has the meaning set forth in Section 3.9.
“Make-Whole Price” has the meaning set forth in Section 3.7.
“Material Project Party” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Maturity Date” means June 30, 2047.

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“Mezzanine Financing Facility” means any financing facility entered into at any time by a Person that is a parent of the Pledgor in connection with the Project.
“Modification” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“MTPA” means million metric tonnes per annum.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate in the past five years and which is covered by Title IV of ERISA.
“Necessary Senior Secured Debt Instrument” means any Senior Secured Debt Instrument providing for Indebtedness without which the Company could not reasonably expect to have sufficient funds (on the basis of all available funds, including Senior Secured Debt Commitments, cash on deposit in the P1 Construction Account or the Distribution Account, or other committed equity, and projected Contracted Revenues under the Designated Offtake Agreements) to achieve the Project Completion Date by the Date Certain.
“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, contained in this Indenture or in any Supplemental Indenture.
“Noteholder” or “Holder” means a Person in whose name a Note is registered.
“Notes” means the Initial Notes and any Additional Notes, unless the context otherwise requires.
“Notes Documents” has the meaning set forth in Section 2.15(d).
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“Offer Amount” has the meaning set forth in Section 3.9.
“Offer Period” has the meaning set forth in Section 3.9.
“Officer’s Certificate” means a certificate signed by one Authorized Officer of the Company, which officer must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel and secretary that meets the requirements of Section 12.3.
“Offtaker” means each counterparty to an Offtake Agreement (but excluding the Company).

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“Opinion of Counsel” means an opinion or opinions from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.3. The counsel may be an employee of, or counsel to, the Company or to a Holder, as applicable.
“P1 CASA Advisor” has the meaning assigned to such term in the P1 CASA.
“Party” or “Parties” has the meaning set forth in the Preamble hereto.
“Paying Agent” has the meaning set forth in Section 2.3.
“Payment Schedule” means the payment and amortization schedule attached hereto as Annex A, as the same may be adjusted from time to time in accordance with the terms of this Indenture and Annex A.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Performance Liquidated Damages” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and/or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), that is or was maintained or contributed to by the Company or any ERISA Affiliate.
“PLD Excess Proceeds” has the meaning set forth in Section 4.15.
“PLD Proceeds Offer” has the meaning set forth in Section 3.9.
“Private Placement Legend” means (a) in the case of the Initial Notes, the legend set forth in Section 2.6(b)(i) and (b) in the case of any Additional Notes, any legend required or permitted by Section 2.1(b).
“Purchase Date” has the meaning set forth in Section 3.9.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Energy Company” means, to the extent satisfying the KYC Requirements, a person: (a) (i) that is, owns, or is Controlled by, or whose ultimate parent company is, (A) an international reputable oil and gas or LNG company (integrated or non-integrated) substantially involved in the exploration, development, production or marketing of hydrocarbons, or (B) a power company or utility that has not less than 5000 megawatts of power generation assets under ownership, management and operation of which at least 2500 megawatts are attributable to gas-fired power generation assets, or (C) a utility or trading company, a substantial portion of whose business involves the ownership, transportation, liquefaction, regasification or purchase, sale or trading of gas or LNG, (ii) with a tangible net worth of no less than $5,000,000,000, and (iii) that is not, or whose ultimate parent company is not, an affiliate of any Government Authority or (b) that is, or is an affiliate of, the Sponsor or any Approved Owner.
“Qualified Investment Entities” means, to the extent satisfying the KYC Requirements, any Person that is managed or advised by a Qualified Investment House or its Related Entities;

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where “advised” means being in receipt of implementing advice in relation to the management of investments of a person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant Person.
“Qualified Investment House” means (a) Global Infrastructure Management, LLC or (b) any other investment manager (i) who has aggregate assets under management and committed capital in excess of $10,000,000,000 and (ii) has satisfied the KYC Requirements.
“Qualified Manager” means an entity that (a) manages (by contract, as the manager of a limited liability company, or the general partner of a limited partnership) or advises infrastructure funds, private equity funds, pension funds, government sponsored funds or other similar funds (including publicly traded entities commonly referred to as “master limited partnerships”), which collectively hold assets that in the aggregate are valued in excess of $5,000,000,000, (b) has the expertise, experience, and technical resources to successfully manage the relevant managed entity’s ownership interest in the Project, and (c) satisfies the KYC Requirements. For purposes of this definition of “Qualified Manager”, “advised” means being in receipt of and implementing advice in relation to the management of investments of that person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant person.
“Qualified Mezzanine Entity” means, in connection with a foreclosure under any Mezzanine Financing Facility, a Person that:
(a)     is one of (i) an agent under such Mezzanine Financing Facility who acquires, holds, or controls the relevant Equity Interests, as agent, pending further disposition thereof for a period not to exceed 270 days (unless, prior to the expiration of such 270 days, a Rating Reaffirmation shall have occurred), (ii) either (A) any infrastructure fund, private equity fund, pension fund, government sponsored fund, or other similar fund (including publicly traded entities commonly referred to as “master limited partnerships”) or an investment vehicle owned directly or indirectly by one or more such entities that is a lender under such Mezzanine Financing Facility and is Controlled by a Qualified Manager or (B) the Qualified Manager of any entity referred to in subpart (A) of this subpart (ii) and, in each of cases (A) and (B) acquires the relevant Equity Interests for its own account or for further disposition thereof, or (iii) a Person who receives the relevant Equity Interests through a bona fide foreclosure over the security interests granted in respect of such Mezzanine Financing Facility and such Person is (A) otherwise an Approved Owner, Qualified Investment Entity, Qualified Offtaker Investor, or Qualified Energy Company or (B) has caused each Specified Rating Agency then-rating all or a portion of the Notes to provide a Ratings Reaffirmation of such Notes that gives effect to the acquisition, holding or control of such Equity Interests by such Person; and
(b)    is not, and is not 50% or more owned or otherwise Controlled by, and does not own or Control, a Restricted Person and satisfies the KYC Requirements.
“Qualified Offtake Agreement” means the Initial Offtake Agreements and any other Offtake Agreement that meets each of the following conditions: (a) such Offtake Agreement is entered into for a Qualified Term with a Qualified Offtaker, (b) such Offtake Agreement provides for the delivery of LNG on an FOB or Delivered basis, (c) the Company has delivered to the P1 Intercreditor Agent notice of the proposed terms of such Offtake Agreement and such terms

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(other than as specified in the foregoing clauses (a) and (b)) are consistent, in all material respects with (or not materially less favorable in the aggregate to the interests of the Company than) those set forth in any of Qualified Offtake Agreements then in effect, and (d) the execution of such Qualified Offtake Agreement and performance by the Company of its obligations under such Qualified Offtake Agreement shall not result in a breach of any Qualified Offtake Agreement then in effect, or any Required Export Authorization then in-effect and any additional Required Export Authorizations that are necessary in connection with the execution of such Offtake Agreement.
“Qualified Offtaker” means, to the extent satisfying the KYC Requirements:
(a)(i) any Initial Offtaker so long as, either (A) such Initial Offtaker is not required to provide credit support on the Closing Date in respect of its obligations under the Initial Offtake Agreement to which is a party or (B) such Initial Offtaker has entered into the applicable Designated Offtake Agreement after the Closing Date that provides for credit support requirements that are either substantially similar to those included in the applicable Initial Offtake Agreement or more favorable to the Company and (ii) any entity that, as of the Closing Date, provides a guaranty in respect of an Initial Offtaker’s obligations under the Initial Offtake Agreement to which it is a party;
(b)any Offtaker under any Offtake Agreement which, as of the date it enters into the applicable Designated Offtake Agreement (or, if later, the date on which the applicable Offtake Agreement is designated as a Designated Offtake Agreement pursuant to Section 4.8, as applicable), is, or whose obligations under such Designated Offtake Agreement are guaranteed by an entity that is, Investment Grade;
(c)any Offtaker under any Offtake Agreement that has provided one or more (x) guarantees from a guarantor that is Investment Grade and/or (y) letters of credit issued by a Qualifying LC Issuer (as defined in the P1 Accounts Agreement), that are each issued for the benefit of the Company in respect of its obligations under its applicable Offtake Agreement, in the case of clauses (x) and/or (y), in an amount (in the aggregate) equal to the greater of:
(i)50% of the present value of the Contracted Revenues from the applicable Designated Offtake Agreement during the remaining Qualified Term of such Designated Offtake Agreement; and
(ii)100% of the present value of the Contracted Revenues from the applicable Designated Offtake Agreement during the lesser of (A) the succeeding seven years under such Designated Offtake Agreement and (B) the remaining term of such Designated Offtake Agreement;
(d)any of Vitol Inc., Glencore Ltd., Trafigura Pte Ltd, Gunvor Singapore Pte Ltd, NFE North Trading, LLC, Mercuria Energy Group Ltd, Petrobras Global Trading B.V., Axpo Singapore Pte Ltd., and Litasco SA; and

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(e)so long as the Company has other Designated Offtake Agreements for at least 12.25 MTPA of ACQ with an Offtaker that satisfies the criteria set forth in any of clauses (a)-(d) above, any Offtaker that has, or whose obligations under the applicable Designated Offtake Agreement are guaranteed by an entity that has, a tangible net worth of at least $3,000,000,000 per 1.0 MTPA of ACQ.
“Qualified Offtaker Investors” means (a) any Initial Offtaker that is not required to provide credit support on the Closing Date in respect of its obligations under the Initial Offtake Agreement to which is a party, (b) any entity that, as of the Closing Date, provides a guaranty in respect of an Initial Offtaker’s obligations under the Initial Offtake Agreement to which such Initial Offtaker is a party, (c) any entity that provides a guaranty as contemplated by clause (b) or clause (c) of the definition of “Qualified Offtaker”, (d) any entity referred to in clause (d) or clause (e) of the definition of “Qualified Offtaker”, and (e)  to the extent satisfying the KYC Requirements, any entity that Controls any of the foregoing.
“Qualified Public Company” means any publicly listed indirect parent of the Company following a Qualified Public Offering, so long as following such Qualified Public Offering, no person (other than such entity, the Sponsor, the Approved Owners, Qualified Investment Entities, Qualified Offtaker Investors, Qualified Energy Companies, such publicly listed parent company following such Qualified Public Offering or any underwriter or placement agent participating in such Qualified Public Offering) or persons constituting a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 or any successor provision) (excluding employee benefit plans of the Company or any of its Affiliates and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the economic interests in the Company and, directly or indirectly, Controls the Company.
“Qualified Public Offering” means any public offering of the Sponsor or its Affiliates with any indirect ownership interest in the Company or any direct or indirect shareholder of the Company.
“Qualified Term” means (a) with respect to any Designated Offtake Agreement other than a replacement Designated Offtake Agreement, the term of such Offtake Agreement used in the Base Case Forecast when determining the applicable quantum of Senior Secured Debt that could be incurred based on the revenues projected to be generated under such Offtake Agreement and (b) with respect to one or more Offtake Agreements entered into to replace any terminated Designated Offtake Agreement, (i) a term at least as long, taken as a whole, as the remaining term of the terminated Designated Offtake Agreement that such Offtake Agreement(s) are replacing or (ii) the term for such replacement Offtake Agreement(s) used in the Base Case Forecast to calculate the quantum of Senior Secured Debt required to be prepaid as a result of the terminated Designated Offtake Agreement and entry into such replacement Offtake Agreement(s).
“Rating Reaffirmation” means, with respect to any matter under this Indenture requiring a Rating Reaffirmation, that any two Specified Rating Agencies that are then rating the Notes (or, if only one Specified Rating Agency is then rating the Notes, such agency) have considered the matter and confirmed that, if implemented (or if such matter is an Event of Default, if such event continued), they would reaffirm the then current rating or provide a more favorable rating.
“Registrar” has the meaning set forth in Section 2.3.

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“Regulation S” means Regulation S promulgated under the Securities Act.
“Reinstatement Debt” means Relevering Debt that satisfies (a) the conditions set forth in Section 2.5 (Relevering Debt) of the Common Terms Agreement and (b) the following conditions:

(i)any LNG Sales Mandatory Prepayment Event has occurred;
(ii)such LNG Sales Mandatory Prepayment Event shall have been cured pursuant to each applicable Senior Secured Debt Instrument;
(iii)such Reinstatement Debt is incurred no later than two years after all applicable LNG Sales Mandatory Prepayments in respect of such LNG Sales Mandatory Prepayment Event have been made pursuant to the applicable Senior Secured Debt Instruments;
(iv)the principal amount of such Reinstatement Debt does not exceed: (A) the amount of such LNG Sales Mandatory Prepayment, plus (B) all premiums, fees, costs, expenses and reserves (including any incremental increase in the DSRA Reserve Amounts resulting from the incurrence of such Reinstatement Debt) associated with arranging, issuing and incurring such Reinstatement Debt, plus (C) 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of incurrence to be due and payable by the Company with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence;
(v)the Company shall have demonstrated by delivery to the Trustee of an updated Base Case Forecast that all Senior Secured Debt (after taking into account the incurrence of such Reinstatement Debt) outstanding at such time is capable of amortization such that the Indenture Projected DSCR commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (v), the Debt Service used to calculate the Indenture Projected DSCR shall assume, if such Reinstatement Debt is incurred prior to the Term Conversion Date, that all Senior Secured Debt Commitments will be fully drawn; and
(vi)concurrently with the incurrence of any Reinstatement Debt, the Company shall apply the proceeds of such Reinstatement Debt in the following order: (A) first, to pay all premiums, fees, costs, expenses and reserves (including any incremental increase in the DSRA Reserve Amount resulting from the incurrence of such Reinstatement Debt) associated with arranging, issuing, and incurring such Reinstatement Debt; (B) second, to fund any reserves (including any incremental increase in the DSRA Reserve Amount) resulting from the incurrence of such Reinstatement Debt; (C) third, to (1) pay any P1 IR Hedge

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Termination Amount that is or will be due and payable with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence or (2) reserve an amount equal to 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of incurrence to be due and payable by the Company with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence; and (D) fourth, to make Distributions to the Pledgor.
“Related Entity” means, with respect to any Person, any other person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.
“Related Fund” means, with respect to any Noteholder, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such Noteholder, the same investment advisor as such Noteholder or by an Affiliate of such Noteholder or such investment advisor.
“Required Export Authorization” means, with respect to each Designated Offtake Agreement at any time, the DOE Export Authorization and any other export authorization that the Company designates as a “Required Export Authorization” in connection with the entry into, or designation of, a Designated Offtake Agreement, in each case, to the extent that, at such time, the volumes permitted to be exported under the DOE Export Authorization or such export authorization, as the case may be, are required in order to enable the sale of such Designated Offtake Agreement’s share of the then-applicable Base Committed Quantity of LNG in accordance with the terms of such Designated Offtake Agreement.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor division or unit of the Trustee) located at the Corporate Trust Office of the Trustee, who has direct responsibility for the administration of this Indenture and also means any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Period” means the forty-day distribution compliance period as defined in Regulation S.
“Restricted Person” means a Person that is: (a) the target of Sanctions Regulations; (b) a Canada Blocked Person, (c) a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (d) a Person located, organized, or ordinarily resident in a country, territory, or region that is, or whose government is, the target of country-wide or territory-wide comprehensive Sanctions Regulations (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) but excluding, for the elimination of doubt, the United States; or (e) a Person owned more than 50% by or otherwise controlled by a Person or Persons, country, territory or region in (a) through (d).
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Information” has the meaning set forth in Section 4.3.

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“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Sanctions Authorities” means (a) the United States; (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state); (c) the European Union (as a whole and not each member state); (d) the United Kingdom; (e) Canada; or (f) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Senior Secured Bank Debt” has the meaning set forth in the Collateral and Intercreditor Agreement.
“Senior Secured Bank Debt Holder Representative” has the meaning set forth in the Collateral and Intercreditor Agreement.
“Senior Secured Creditor Representative” has the meaning set forth in the Collateral and Intercreditor Agreement.
“Specified Rating Agency” means Moody’s, S&P, Fitch or DBRS or such other nationally recognized rating agency as approved by Noteholders that individually or collectively hold at least 25% of the then outstanding principal amount of the Notes.

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“Subsequent Train Facility” has the meaning assigned to such term in the Definitions Agreement.
“Supplemental Indenture” means any indenture supplemental to this Indenture governing the terms and conditions of any Additional Notes issued from time to time pursuant to Section 2.1(b), in each case, to the extent that the Indebtedness evidence by any Additional Notes, and the terms and conditions of any such Indebtedness, Additional Notes and Supplemental Indenture, are permitted by this Indenture, including Article 4.
“Train Facility” has the meaning assigned to such term in the Definitions Agreement.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a Maturity Date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New

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York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“United States Person” means a “U.S. person” as defined in Rule 902(k) promulgated under the Securities Act.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Noteholder” means a Noteholder that is a U.S. Person.
“U.S. Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Voluntary Equity Contributions” has the meaning assigned to such term in the P1 Equity Contribution Agreement.
“Waive” has the meaning set forth in the Collateral and Intercreditor Agreement.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.2Interpretation
In this Indenture, except to the extent specified to the contrary or where context otherwise requires, the provisions of Section 1.2 (Interpretation) of the Common Terms Agreement shall be applied.
1.3UCC Terms
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
1.4Accounting and Financial Determinations
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, then such ratio or requirement shall be modified in a manner determined as soon as reasonably

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practicable and in good faith by the Company and set forth in a written notice to the Trustee that preserves the original intent thereof in light of such change in GAAP.
2.THE NOTES
2.1Form and Dating
(a)General. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Additional Notes. Subject to compliance with the provisions of this Indenture, the Company may from time to time after the Issue Date issue Additional Notes as provided in Exhibit D, which is incorporated by reference in this Section 2.1(b).
(c)Payment Schedule and Adjustments. The terms and provisions contained in the Payment Schedule will constitute, and are hereby expressly made, a part of this Indenture, and the Company and each Holder of Notes by acceptance thereof, expressly agrees to such terms and provisions and to be bound thereby. The Payment Schedule shall be appropriately adjusted (whereby scheduled payments of principal set out in the Payment Schedule are decreased in the manner set forth in Annex A of this Indenture) in any circumstance (each an “Applicable Prepayment”) in which Notes are redeemed, repurchased, repaid (prior to maturity), prepaid or purchased and submitted for cancellation by the Company in accordance with this Indenture, in each case, other than after acceleration (which shall be governed by Section 6.2 of this Indenture). If the Company elects or is required to make an Applicable Prepayment, it must furnish to the Trustee, at least three days (or such shorter period reasonably acceptable to the Trustee) but not more than thirty days before the effective date of the Applicable Prepayment, an Officer’s Certificate setting forth the Payment Schedule adjusted in accordance with the terms of Annex A. For clarity, any adjustments to the Payment Schedule undertaken pursuant to and in accordance with this Section 2.1(c) do not require consent of, or action by, any Holder.
2.2Execution and Authentication
At least one Authorized Officer must sign the Notes for the Company by manual or electronically imaged signature.
If an Authorized Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual or electronically imaged signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by at least one Authorized Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes

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authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.7.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Noteholders or an Affiliate of the Company.
The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Definitive Notes set forth in Section 2.6.
2.3Registrar and Paying Agent
The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided (including any temporary Notes). The Registrar shall keep a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall, subject to the provisions hereof, provide for the registration of Notes and transfers of Notes. The Register is intended to cause each Note and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version) and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Trustee, and the Holders shall treat each Person whose name is recorded in the Register pursuant to the terms of this Indenture as a Holder for all purposes of this Indenture. The Register shall be available for inspection by the Company and each Holder (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.
Subject to the provisions hereof upon surrender for registration of transfer of any Definitive Note of any series to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Notes of the same series of any authorized denominations and of a like aggregate principal amount.
Subject to the provisions hereof, at the option of the Noteholder, Definitive Notes of any series may be exchanged for other Definitive Notes of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Definitive Notes to be exchanged at such office or agency. Whenever any Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Definitive Notes which the Noteholder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits and subject to the same obligations under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

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Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Noteholder thereof or its attorney duly authorized in writing.
All Notes shall be issued in the form of Definitive Notes, which Notes shall be issued to and delivered to each applicable Noteholder or, at the Noteholder’s option, the Custodian.
The Company initially appoints the Trustee to act as paying agent with respect to the Notes (the “Paying Agent”).
2.4Paying Agent to Hold Money in Trust
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) will have no further liability for the money. If the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
2.5Noteholder Lists
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
2.6Transfer and Exchange
(a)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Noteholder of Definitive Notes and such Noteholder’s compliance with the provisions of this Section 2.6(a), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Noteholder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Noteholder or by its attorney, duly authorized in writing. In addition, the requesting Noteholder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(a).
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

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(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Noteholder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Noteholder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Noteholder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
(B)if the Noteholder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Noteholder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Noteholder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Noteholder thereof.
(b)Legends. The following legends will appear on the face of all Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or any Supplemental Indenture governing Additional Notes.
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

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THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. SUCH NOTES MAY NOT BE REOFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY (UPON REDEMPTION OR OTHERWISE), (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS; PROVIDED, THAT ANY SUCH SALE OR TRANSFER SHALL BE SUBJECT TO THE CONSENT OF THE COMPANY (TO THE EXTENT SET FORTH IN THE INDENTURE) AND THE RESTRICTIONS CONTAINED IN SECTIONS 2.3 AND 2.6 OF THE INDENTURE AMONG THE PARTIES THERETO.
(B)Notwithstanding the foregoing, any Definitive Note issued pursuant to subparagraphs (a)(ii) or (a)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(c)General Provisions Relating to Transfers and Exchanges.
(i)No service charge will be made to a Noteholder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.12, 4.13, 4.14, 4.15 and 9.5).
(ii)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iii)All Definitive Notes issued upon any registration of transfer or exchange of Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes surrendered upon such registration of transfer or exchange.
(iv)Neither the Registrar nor the Company will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen days before the day of

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any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(v)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vi)Notwithstanding anything to the contrary herein, no Notes (and no portions of any Notes) may be exchanged with, transferred, syndicated, assigned, sold, participated, or any interest therein otherwise conveyed to, in any case (a) without the consent of the Company (not to be unreasonably withheld, conditioned or delayed) unless an Event of Default shall have occurred and be continuing or (b) to any Disqualified Institutions (whether or not any Event of Default shall have occurred and be continuing), and any such transaction in violation of this clause (vi) shall be null and void, ab initio.
(vii)The Trustee will authenticate Definitive Notes in accordance with the provisions of Section 2.2.
(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted electronically. None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(ix)Each Noteholder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Noteholder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.
2.7Replacement Notes
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if

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the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Noteholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
2.8Outstanding Notes
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, that Notes held by the Company or an Affiliate of the Company (other than any Debt Fund Affiliate) shall not be deemed to be outstanding for purposes of Section 3.7.
If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replacement Note is held by a “protected purchaser” under the UCC.
If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company or an Affiliate thereof) holds, on a redemption date or the Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Any Note that has been fully purchased and paid for (by the Company or the Paying Agent) in accordance with Section 3.9 will be deemed to be no longer outstanding and will cease to accrue interest from and after the applicable Purchase Date.
Any Note that has been fully purchased and paid for by the Paying Agent on any Change of Control Payment Date in accordance with Section 4.12 will be deemed to be no longer outstanding and will cease to accrue interest from and after the Change of Control Payment Date.
Any Note that has been purchased by the Company in accordance with Section 3.8 and delivered to the Trustee for cancelation in accordance with Section 2.11, will be deemed to be no longer outstanding and will cease to accrue interest from and after the date on which such Note is delivered to the Trustee for cancellation.
2.9Treasury Notes
In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (other than any Debt Fund Affiliate) will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on

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any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
2.10Temporary Notes
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Noteholders of temporary Notes will be entitled to all of the benefits of this Indenture.
2.11Cancellation
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of Notes will be delivered to the Company upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
2.12Defaulted Interest
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided, that no such special record date may be less than ten days prior to the related payment date for such defaulted interest. At least fifteen days before the special record date, the Company (or, upon the written request of the Company and provision of such notice information, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed or deliver electronically to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
2.13CUSIP Numbers / PPN
The Company in issuing the Notes may use “CUSIP” numbers or private placement numbers (“PPNs”) (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers or PPNs in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers or PPNs as they appear on the any Note, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such

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numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or PPNs, as applicable.
2.14Tax Withholding
Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to a Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of Internal Revenue Service Form W-8, as applicable, from each beneficial owner of the Note. The Company shall, at least five business days prior to the date the applicable payment is scheduled to be made, provide the Noteholder with (i) written notice of the intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.
2.15Net of Taxes
(a)If any deduction or withholding of any tax is required pursuant to Section 2.14, then if such Tax is an Indemnified Tax, the amounts payable or otherwise deliverable with respect to a Note by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15), the applicable Noteholder receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)The Company and any applicable Guarantor shall, jointly and severally, indemnify each Noteholder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Noteholder or required to be withheld or deducted from a payment to such Noteholder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company or other applicable Guarantor by a Noteholder shall be conclusive absent manifest error.
(c)As soon as practicable after any payment of taxes by the Company or a Guarantor to a governmental authority pursuant to this Section 2.15, the Company or such Guarantor shall deliver to the Noteholder the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder.
(d)Any Noteholder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under the Notes Purchase Agreement, Indenture, or Collateral and Intercreditor Agreement (the “Notes Documents”) shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and

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executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Noteholder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Noteholder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(d)(i), 2.15(d)(ii), and 2.15(d)(iv) below) shall not be required if in the reasonable judgment of the Noteholder such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder. Without limiting the generality of the foregoing:
(i)any U.S. Noteholder shall deliver to the Company on or prior to the date on which such Person becomes a U.S. Noteholder (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such U.S. Noteholder is exempt from U.S. federal backup withholding tax;
(ii)any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which such Person becomes a Foreign Noteholder (and from time to time thereafter upon the reasonable request of the Company), whichever of the following is applicable:
(A)in the case of a Foreign Noteholder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Notes Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Notes Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Foreign Noteholder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.15-A to the effect that such Foreign Noteholder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable; or
(D)to the extent a Foreign Noteholder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS

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Form W-8BEN-E or W-8BEN, a certificate substantially in the form of Exhibit 2.15-B or Exhibit 2.15-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Noteholder is a partnership and one or more direct or indirect partners of such Foreign Noteholder are claiming the portfolio interest exemption, such Foreign Noteholder may provide a certificate substantially in the form of Exhibit 2.15-D on behalf of each such direct and indirect partner;
(iii)any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which such Person becomes a Foreign Noteholder (and from time to time thereafter upon the reasonable request of the Company), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made;
(iv)if a payment made to a Noteholder under any Notes Document would be subject to U.S. federal withholding tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such Noteholder has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(v)each Noteholder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.
(e)If any Noteholder determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such

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refund to such governmental authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(f)The obligations of the Company under this Section 2.15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, or any other Notes Document, and the termination of this Agreement or any other Notes Document.
(g)Notwithstanding any of the foregoing, this Section 2.15 is solely for the benefit of the Foreign Noteholders existing as of the date hereof and any of their Affiliates that become holders of the Notes through a permitted transfer, and not for any other successors or assigns thereof; provided that, an Affiliate of a Noteholder shall not be entitled to additional amounts on Notes pursuant to this Section 2.15 if, at the time such Affiliate became the holder of the Notes, a law was in place, that caused the Notes held by such Affiliate to be subject to the payment of additional amounts pursuant to this Section 2.15 that would not have otherwise been applicable to the transferor of such Notes (but an Affiliate shall be entitled to additional amounts attributable to a change in law occurring after the date it became a holder of Notes).
3.REDEMPTION AND PREPAYMENT
3.1Notices to Trustee
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it must furnish to the Trustee, at least fifteen days (unless a shorter period is acceptable to the Trustee) but not more than sixty days before a redemption date, an Officer’s Certificate setting forth:
(a)the Section of this Indenture pursuant to which the redemption shall occur;
(b)the redemption date;
(c)the series, or more than one series, if applicable, of Notes to be redeemed;
(d)the principal amount of Notes to be redeemed;
(e)the redemption price; and
(f)the CUSIP number or PPN of the Notes to be redeemed; and
(g)the manner in which the aggregate principal amount of the Notes redeemed will be applied to the Payment Schedule.

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3.2Selection of Notes to Be Redeemed
If less than all of the Notes, or less than all of the Notes of a particular series, are to be redeemed at any time, the Trustee will select Notes and any portions thereof for redemption on a pro rata basis and, if applicable, with such adjustments so that only Notes in denominations of $100,000 or whole multiples of $1,000 in excess thereof will be purchased unless otherwise required by law, or applicable stock exchange requirements; provided, that if only Notes of a particular series are to be redeemed, such selection by the Trustee shall be limited to Notes of such series.
In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than fifteen nor more than sixty days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except, that if all of the Notes of a Noteholder are to be redeemed, the entire outstanding amount of Notes held by such Noteholder, even if not in the amount of $100,000 or a whole multiple of $1,000 thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
3.3Notice of Redemption
At least fifteen days but not more than sixty days before a redemption date, the Company will mail or cause to be mailed by first class mail or delivered electronically, a notice of redemption to each Noteholder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than sixty days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11.
The notice will identify the Notes to be redeemed and will state:
(a)the redemption date;
(b)the redemption price;
(c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, the manner in which the aggregate principal amount of the Notes redeemed will be applied to the Payment Schedule (which will be adjusted with respect to remaining payments pursuant to Section 2.1(c)) and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Noteholder upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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(f)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date (as it may be delayed pursuant to Section 3.4);
(g)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)that no representation is made as to the correctness or accuracy of the CUSIP number or PPN, if any, listed in such notice or printed on the Notes.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, that the Company has delivered to the Trustee, at least thirty days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
3.4Effect of Notice of Redemption
Once notice of redemption is mailed or delivered electronically in accordance with Section 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided, that a notice of redemption may be conditional (in which case such Notes shall become irrevocably due and payable on the redemption date at the redemption price upon the satisfaction or waiver of any such conditions).
If the redemption is delayed pursuant to this Section 3.4 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction of any applicable conditions precedent, including, without limitation, on a date that is less than fifteen days after the original redemption date or more than sixty days after the date of the applicable notice of redemption.
3.5Deposit of Redemption or Purchase Price
At least one Business Day prior to the redemption date, the Company will deposit or will cause to be deposited with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on all Notes to be redeemed.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

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3.6Notes Redeemed in Part
Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Noteholder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
3.7Optional Redemption
At any time or from time to time prior to the Par Call Date of the Notes, the Company may, at its option, redeem all or a part of the Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Noteholders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date, without duplication).
“Make-Whole Price” shall mean the greater of:
(a)the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points less (b) interest accrued to, but excluding, the redemption date; and
(b)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after March 30, 2047 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.
For the avoidance of doubt and notwithstanding any other provision of the Indenture or the Notes, (x) the Noteholders shall not be entitled to specific performance of the optional redemption provisions applicable to any Notes described under this Section 3.7 and no premium (including any Make-Whole Price) will be due or available as a remedy, in each case in connection with (1) any Default or Event of Default or (2) any acceleration (automatic or otherwise) of all, or any portion of, the Notes (other than an acceleration in respect of an Event of Default for failing to pay the redemption price when due following the Company’s voluntary election, if any, to redeem Notes pursuant to the optional redemption provisions applicable to the Notes under this Section 3.7, to the extent any premium is due in connection therewith), and (y) the requirement to pay any premium (including any Make-Whole Price) shall only arise in connection with the Company’s voluntary election, if any, to redeem Notes pursuant to the optional redemption provisions applicable to Notes described under this Section 3.7, and not in connection with any other payment, distribution, satisfaction or other recovery in respect of the Notes.

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3.8Open Market Purchases; No Mandatory Redemption
The Company may at any time and from time to time purchase Notes in the open market or otherwise; provided that the Company may not make purchases in excess of $25,000,000 in aggregate principal amount in any calendar year unless (i) it purchases Notes through a pro-rata offer on substantially the same terms to all Holders and (ii) the Company and its Affiliates are in compliance with Section 4.27. The Company is not required to make mandatory redemption payments with respect to the Notes.
3.9Offer to Purchase by Application of Collateral Proceeds; LNG SPA Termination Offer
In the event that, pursuant to Sections 4.8, 4.13, 4.14 or 4.15 the Company is required to commence an offer to all Noteholders to purchase Notes (a “LNG SPA Termination Offer” “Loss Proceeds Offer,” “Asset Sale Offer,” or a “PLD Proceeds Offer,” respectively), it will follow the procedures specified below.
The Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, shall be made to all Noteholders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers or requirements to prepay, purchase or redeem with the proceeds of sales of assets, loss proceeds, project document termination payments or certain indemnity payments. The Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, with respect to all Noteholders will remain open for a period of at least twenty Business Days following its commencement and not more than thirty Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Loss Proceeds, Excess Asset Sale Proceeds, LNG SPA Termination Prepayment Amount or Excess Performance Liquidated Damages, as applicable (the “Offer Amount”), to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable. Payment for any Notes so purchased will be made in the same manner as interest payments are made hereunder.
If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Notes pursuant to the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable.
Upon the commencement of a Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, the Company will direct the Trustee to send, by first class mail or deliver electronically, a notice to each of the Noteholders, with a copy to the Company. The notice will contain all instructions and materials necessary to enable such Noteholders to tender Notes pursuant to the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable. The notice, which will govern the terms of the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, will state:

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(a)that the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, is being made pursuant to this Section 3.9 and Sections 4.13, 4.14 or 4.15, as applicable, and the length of time the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, will remain open;
(b)the Offer Amount, the purchase price and the Purchase Date;
(c)that any Note not tendered or accepted for payment will continue to accrete or accrue interest;
(d)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, will cease to accrete or accrue interest after the Purchase Date;
(e)that Noteholders electing to have a Note purchased pursuant to a Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, may elect to have Notes purchased in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Noteholder are to be purchased, the entire outstanding amount of Notes held by such Noteholder, even if not in the amount of $100,000 or a whole multiple of $1,000 thereof, shall be purchased;
(f)that Noteholders electing to have Notes purchased pursuant to a Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, will be required to surrender the Note, with the form entitled “Option of Noteholder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(g)that Noteholders will be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, electronically or by mail a notice setting forth the name of the Noteholder, the principal amount of the Note the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have such Note purchased;
(h)that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Noteholders thereof, if applicable, exceeds the Offer Amount, the Notes, and such other pari passu Indebtedness, shall be purchased on a pro rata basis and the Trustee will select the Notes or portions thereof to be purchased on a pro rata basis; and
(i)that Noteholders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) and with a Payment Schedule reflecting the adjustments set forth in the Payment Schedule.
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Loss Proceeds Offer, Asset Sale Offer, LNG SPA Termination Offer or PLD Proceeds Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes

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tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Noteholder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company or the Trustee to the Noteholder thereof.
4.COVENANTS
The Company undertakes to perform and comply with each of the covenants in this Article 4.
4.1Payment of Notes
The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and in the Notes, including the Payment Schedule as it may be adjusted from time to time as set forth therein. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 12:00 p.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually on the basis of six 30-day months.
4.2Maintenance of Office or Agency
The Company will maintain in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to

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time rescind such designations; provided, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.
4.3Reports
(a)If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Company shall file with the Trustee within fifteen days after the Company files them with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)So long as any Notes are outstanding, the Company will furnish to the Noteholders and to bona fide securities analysts and bona fide prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) (“Rule 144A Information”).
(c)So long as any of the Notes are outstanding, in addition to the requirement to furnish Rule 144A Information as provided in the preceding clause (b), the Company shall furnish or cause to be furnished to Noteholders and the Trustee (1) annual audited consolidated financial statements of the Company prepared in accordance with GAAP (together with notes thereto and a report thereon by an independent accountant of established national reputation), such statements to be so furnished within 120 days after the end of the Fiscal Year covered thereby and (2) unaudited consolidated financial statements of the Company for each of the first three Fiscal Quarters of each Fiscal Year and the corresponding quarter and year-to-year period of the prior year prepared in all material respects on a basis consistent with the annual consolidated financial statements furnished pursuant to clause (1) of this clause (c), such statements to be so furnished within sixty days after the end of each such quarter; provided, that Company (or the Trustee at the direction of the Company) shall give each Holder prior written notice, which may be by e-mail, of the posting or filing of any financial statements pursuant to this Section 4.3; and provided, further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by email, the Company will promptly deliver paper copies or email them, as the case may be, to such holder.
(d)The Company may comply with this Section 4.3 by posting the information described herein on a website or online data system no later than the date that the Company is required to provide those reports to the Trustee and maintaining such posting for so long as any Notes remain outstanding. Access to such reports on such website or online data system may be subject to a confidentiality acknowledgment and password protection; provided, that, no other conditions may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the Trustee, a Noteholder, a bona fide prospective investor or a bona fide securities analyst.

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(e)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(f)Notwithstanding the foregoing, any reports or other information required to be filed, delivered or furnished pursuant to this Section 4.3 shall be deemed filed, delivered or furnished if filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system).
(g)The Trustee, following receipt from the Company or the P1 Intercreditor Agent, shall furnish or cause to be furnished to each Noteholder such information as the Trustee receives pursuant to this Section 4.3 or from the P1 Intercreditor Agent pursuant to Article 6 (Reporting Requirements) of the Common Terms Agreement, in each case, promptly after receipt of such information by the Trustee, unless such information is required to be delivered by the Company directly to the Noteholders pursuant to this Indenture.
(h)The Company shall promptly, and in any event within five Business Days, after receipt from the CASA Advisor (as defined in the P1 CASA), deliver to the Trustee and the Noteholders a copy of any material written statement, budget, plan or reports and any notice pursuant to Section 5.5 (Variance in a P1 Services Budget) of the P1 CASA, in each case, delivered to the Company under the P1 CASA (including any such statements, budget, plan or report with respect to the Rio Grande Facility).
(i)Not later than thirty days after the end of each month up to and including the month during which the Project Completion Date occurs, the Company shall deliver to the Trustee and Noteholders a monthly construction report from the Independent Engineer regarding the construction activities in relation to the Project carried out during such month based on the report delivered by the CASA Advisor under Section 3.3(j) (Requirements of Independent Engineers) of the P1 CASA and such other information reasonably requested by the Independent Engineer.
(j)The Company shall promptly, and in any event within five Business Days, after receipt from the Operator, deliver to the Trustee and the Noteholders a copy of any annual reports delivered pursuant to Section 3.7.4 (Annual Reports) of the O&M Agreement delivered to the Company under the O&M Agreement.
(k)The Company shall:
(i)As soon as practicable and in any event, unless otherwise specified, deliver within five Business Days after the Company obtains Knowledge of any of the following, written notice to the Trustee of:
(A)any cessation of material activities related to the development, construction, operation and/or maintenance of the Project not otherwise reflected in the Construction Budget and Schedule and that could reasonably be expected to exceed sixty consecutive days;

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(B)change in ultimate beneficial ownership information of the Company required to be provided in the Beneficial Ownership Certification most recently delivered to the Noteholders;
(C)any event, occurrence or circumstance that could reasonably be expected to cause (i) an increase of more than $150,000,000 individually or in the aggregate in P1 Project Costs or (ii) the actual expenditure with respect to any category of expenditure or any line item contained in the Annual Facility Budget to exceed the budgeted amount set forth in the Annual Facility Budget by any amount that would give rise to a vote of one or more Liquefaction Owners pursuant to the CFAA;
(D)(i) the outage or disability of any Train Facility or Common Facilities for a period of longer than seven days (except for regularly scheduled outages) or (ii) any event which would entitle the Company to receive liquidated damages pursuant to Section 14.2.8 (Subsequent Train Facilities) of the CFAA or to receive and schedule “Default Quantities” pursuant to Section 14.2.9 (Subsequent Train Facilities) of the CFAA, and, in each case, any additional information available to the Company as may be reasonably requested by the P1 Intercreditor Agent in connection therewith;
(E)any proposed appointment, removal or change in the identity of the Facility Independent Engineer pursuant to the CFAA;
(F)any material dispute between the Company and the Pledgor and the relevant tax authorities;
(G)material litigation, arbitration, administrative proceeding, investigation, claim or proceeding and any material developments with respect thereto, in each case, relating to the Project (i) in which the amount involved is in excess of $150,000,000 or (ii) that could reasonably be expected to have a Material Adverse Effect;
(H)the commencement of commercial exports of LNG from the Rio Grande Facility;
(I)any ERISA Event that could reasonably be expected to result in material liability to any Loan Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan; and
(J)copies of any similar notices to those set forth in this Section 4.3(k)(i) or in Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the Common Terms Agreement given in connection with additional Working Capital Debt, Replacement Debt or Supplemental Debt, including any notices of any default or event of default under any other Senior Secured Debt Instrument.
(ii)Promptly upon delivery to any Material Project Party pursuant to a Material Project Document, deliver to the Trustee copies of all material written notices or

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other material documents delivered to such Material Project Party by the Company (other than routine written notices or other documents delivered in the ordinary course of the administration of such agreements), including each of the notices set forth on Exhibit I (Rio Grande Facility Notices) to the CFAA;
(iii)Promptly upon such documents becoming available (and, in the case of the documents described in clauses (iv)-(viii) below, no later than two Business Days following receipt thereof), deliver to the Trustee copies of all material written notices or other material documents received by the Company pursuant to any Material Project Document, other than routine written notices or other documents delivered in the ordinary course of administration of such agreements, but in any event including any notice or other document relating to (i) a failure by the Company to perform any of its material covenants or obligations under such Material Project Document; (ii) termination of a Material Project Document; (iii) a force majeure event under a Material Project Document; (iv) (x) any STF Development Plan (as defined in the Definitions Agreement) received, and, upon finalization, finalized, pursuant to Section 14.2 (Subsequent Train Facilities) of the CFAA (including any Facility Independent Engineer certificate relating thereto) and any additional information or notice of disagreement received or modification proposed pursuant to Section 14.2.5 (Subsequent Train Facilities) of the CFAA (together with any information and documents received in support thereof) and (y) any notice received pursuant to Section 14.2.11 (Subsequent Train Facilities) of the CFAA; (v) (x) any Capital Improvement Plan received, and, upon finalization, finalized, pursuant to Section 14.3 (Capital Improvements Generally) of the CFAA (including any Facility Independent Engineer certificate relating thereto) and (y) any Facility Independent Engineer confirmation received pursuant to Section 14.3.6 (Capital Improvements Generally) of the CFAA; (vi) (x) any Restoration Plan received, and, upon finalization, finalized, pursuant to Section 22.1 (Notice; Restoration Plan) of the CFAA (including any Facility Independent Engineer certificate relating thereto) and (y) any Facility Independent Engineer confirmation received pursuant to Section 22.2.3 (Events of Loss Affecting Common Facilities) of the CFAA; (vii) each of the notices set forth on Exhibit I (Rio Grande Facility Notices) to the CFAA; and (viii) each of the notices set forth in Section 2.2.3 (Delivery of Notices) to the PAAA;
(iv)Promptly, and in any event within five Business Days, after receipt from the P1 CASA Advisor, deliver to the Trustee and the Independent Engineer a copy of any material written statement, budget, plan or reports delivered to the Company under the P1 CASA (including any such statements, budget, plan or report with respect to the Rio Grande Facility);
(v)Not later than thirty days after the end of each month up to and including the month during which the Project Completion Date occurs, deliver to the Trustee a monthly construction report from the Independent Engineer regarding the construction activities in relation to the Project carried out during such month based on the report delivered by the P1 CASA Advisor under Section 3.3(j) (Requirements of Independent Engineers) of the P1 CASA and such other information reasonably requested by the Independent Engineer;

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(vi)Promptly, and in any event within five Business Days, after receipt from the P1 EPC Contractor, deliver to the Trustee and the Independent Engineer a copy of the Substantial Completion Certificate (as defined in each of the P1 EPC Contracts) with respect to each of “Train 1”, as defined in the T1/T2 EPC Contract , “Train 2”, as defined in the T1/T2 EPC Contract, and “Train 3”, as defined in the T3 EPC Contract;
(vii)Promptly, and in any event within five Business Days, after receipt from the Operator, deliver to the Trustee and the Independent Engineer a copy of any operating and other reports (including production and maintenance forecasts, quarterly operating statements and monthly, semi-annual and annual operating reports and any other reports delivered pursuant to Section 3.7 (Reports) of the O&M Agreement) delivered to the Company under the O&M Agreement;
(viii)Furnish the Trustee:
(A)promptly after the filing thereof, a copy of each filing made by (i) the Company with FERC with respect to the Project and (ii) with DOE/FE with respect to the export of LNG from, or the import of LNG to, the Project, except in the case of clauses (i) or (ii) such as are routine or ministerial in nature;
(B)promptly after obtaining Knowledge thereof, a copy of each filing with respect to (i) the Project made with FERC by any Person other than the Company in any proceeding before FERC in which the Company is the captioned party or respondent, except for such filings as are routine or ministerial in nature, or (ii) the import of LNG to, or the export of LNG from, the Project made with DOE/FE by any Person other than the Company in any proceeding before DOE/FE in which the Company is the captioned party or respondent, except for such filings as are routine or ministerial in nature;
(C)any material amendment to any Material Government Approval, together with a copy of such amendment;
(D)promptly after the filing thereof, a copy of each filing, certification, waiver, exemption, claim, declaration, or registration made with respect to Material Government Approvals or DOE Export Authorizations to be obtained or filed by the Company with any Government Authority, except such filings, certifications, waivers, exemptions, claims, declarations, or registrations that are routine or ministerial in nature and in respect of which a failure to file could not reasonably be expected to have a Material Adverse Effect or to materially Impair any DOE Export Authorization;
(E)promptly upon the occurrence thereof, notice of the occurrence of each Substantial Completion Date under the T1/T2 EPC Contract;
(F)any material order issued by FERC or DOE/FE relating to the Project (including any Capital Improvement) or any Material Project Document;

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(G)in the event any Replacement Debt, Supplemental Debt, or Working Capital Debt is incurred by the Company, a copy of any report from the Independent Engineer and any other consultant that the Holders of such Senior Secured Debt are entitled to receive;
(ix)Promptly, and in no event later than five Business Days, after each such document is approved in accordance with the terms of the CFAA, furnish the Trustee, a copy of the Annual Facility Budget and Annual Facility Plan, the Annual Operating Budget, Annual Capital Budget, Annual Operating Plan or Annual Capital Plan that are components thereof;
(x)Promptly, and in no event later than five Business Days, after each such document is approved in accordance with the terms of the O&M Agreement, furnish the Trustee a copy of the Annual O&M Budget and Annual O&M Plan;
(xi)Together with the delivery of financial statements in accordance with Section 4.3(c)(2) in respect of each Fiscal Quarter occurring after the Project Completion Date, deliver to the Trustee a certificate of a Responsible Officer of the Company setting forth (a) the Historical DSCR for the four Fiscal Quarter period ended on such Quarterly Payment Date and (b) the Indenture Projected DSCR for the four Fiscal Quarter period commencing on such Quarterly Payment Date, in each case together with the calculation in reasonable detail and supporting data to confirm such calculations;
(xii)No later than five Business Days after the execution thereof, deliver copies of any Additional Material Project Documents to the Company;
(xiii)No later than five Business Days after the execution thereof, deliver copies of all material amendments, supplements or modifications (including any change order) of any Material Project Documents;
(xiv)Prior to T1 Substantial Completion, deliver to the Trustee copies of environmental and social information contained in periodic reports prepared by or for the Company, which will include a summary of the P1 EPC Contractor’s performance against certain key performance indicators and other appropriate environmental and social statistics, such as (i) lost time incidents, (ii) oil spills and releases of hazardous materials, and (iii) other material environmental and social events;
(xv)Within sixty days following each June 30 and December 31 to occur after the date hereof and prior to T1 Substantial Completion, deliver to the Trustee and the Independent Engineer a semi-annual environmental and social report prepared by the Environmental Advisor analyzing the Company’s compliance with the Equator Principles and the Environmental and Social Action Plan;
(xvi)Within 120 days following December 31 of each calendar year prior to the Maturity Date beginning with the first calendar year following the year in which T1 Substantial Completion has occurred, deliver to the Trustee and the Independent Engineer an annual environmental and social report prepared by the

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Environmental Advisor analyzing the Company’s compliance with the Equator Principles and the Environmental and Social Action Plan;
(xvii)As soon as practicable and in any event, unless otherwise specified, within seven Business Days after the Company obtains Knowledge of any of the following, provide written notice to the Trustee of any (i) material Release of Hazardous Materials, (ii) any Environmental and Social Incident (as defined in the CD Credit Agreement) (which notice may be subject to subsequent investigation and clarification), (iii) any event or circumstance that could reasonably be expected to give rise to a material Environmental Claim, constitute a breach in any material respect of the Environmental and Social Action Plan, or result, or which has resulted, in a failure by the Company to comply in all material respects with Environmental Laws and the Equator Principles, and (iv) other material written notice from Government Authorities related to any of the foregoing or otherwise related to the need to investigate, respond, clean up, or remediate Hazardous Materials or any Environmental and Social Incident;
(xviii)As soon as practicable and in any event, unless otherwise specified, within seven Business Days following either (i) delivery to the Company of any report prepared for the Company regarding any Environmental and Social Incident or (ii) the occurrence of a material development in respect of any Environmental and Social Incident, deliver to the Trustee a notice, report or update, as applicable, from the Company (which may, but need not, be a copy of the report referred to in sub-clause  (xviii)(i) above) in respect of such material development (and, for the avoidance of doubt, no such notice, report or update will require delivery of any document prepared for internal purposes);
(xix)As soon as practicable and in any event, unless otherwise specified, deliver within five Business Days after the Company obtains Knowledge of any of the following, written notice to the Trustee of:
(A)the occurrence of any Event of Loss or Event of Taking in excess of $75,000,000 in value or any series of such events or circumstances during any twelve month period in excess of $250,000,000 in value in the aggregate, or the initiation of any insurance claim proceedings with respect to any such Event of Loss or Event of Taking;
(B)the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy maintained with respect to the Project in excess of $75,000,000 with copies of any material document relating thereto that are available to the Company;
(C)any failure to pay any premium, cancellation, termination, suspension, or actual or reasonably anticipated material reductions in the coverages or amounts of any insurance required pursuant to the Insurance Program;
(D)any reduction in the financial rating of any insurer providing insurance such that the rating no longer meets the requirements set forth in the Insurance Program;

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(E)any notices or other documents delivered by or to the Company pursuant to Exhibit E (Insurance Requirements) of the CFAA;
(F)any material claims on insurance carried by the P1 EPC Contractor under the P1 EPC Contracts and a summary of the progress and status of such claims;
(G)the renewal or replacement of any insurance policy required under the Insurance Program, within thirty days thereof;
(H)without prejudice to its other obligations under this Section 4.3(k)(xix) or the CFAA, any fact, event or circumstance that has caused, or that with the giving of notice, lapse of time or making of a determination would cause, it to be in breach of any provision of this Section 4.3(k)(xix) or the CFAA or the requirements of any of the insurance policies in the Insurance Program and (i) the steps it proposes to take in order to remedy such breach or, if such breach cannot be remedied, to mitigate the risk or liability to which the Project has been or shall reasonably be expected to be exposed by virtue of the occurrence of such breach and (ii) its good faith estimate of the period required to implement, and the cost of, such steps; and
(I)any information equivalent to the foregoing that the Company has received from CFCo or InsuranceCo with respect to the Insurance Program.
(xx)Provide to the Trustee in respect of the Company’s gas supply requirements in connection with its then-Designated Offtake Agreements, within 45 days following the end of each calendar quarter for the first two years after commissioning of the Train Facility under and as defined in the P1 EPC Contracts and, thereafter, within 45 days following the end of each June 30 and December 31 of each calendar year, reports on the status of its gas supply arrangements (excluding any commercially sensitive trade information) for the Project during the three- or six- month period prior to the end of such quarter or semi-annual period, as applicable, including (a) a summary list of gas suppliers with which the Company entered into material gas supply contracts during the covered period and (b) a summary of material gas purchases made and Hedge Agreements entered into by the Company during the covered period, detailing aggregate outstanding contract volumes, remaining tenor (after commencement of services), price ranges of such gas purchases and hedges and aggregate gas purchase, price indexation used and hedge payables with respect to material gas supply contracts and hedges during such covered period.
(l)In connection with each of the financial statements delivered to the Trustee pursuant to this Section 4.3, shall provide the Trustee with an Officer’s Certificate executed by a Senior Financial Officer of the Company certifying that:
(i)such financial statements fairly present in all material respects the financial condition and results of operations of the Company on the dates and for the periods indicated on a consolidated basis in accordance with GAAP, subject, in

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the case of quarterly financial statements to the absence of notes and normal year-end audit adjustments; and
(ii)no Default or Event of Default or default or event of default under any Senior Secured Debt Instrument exists as of the date of such certificate or, if any Default or Event of Default, or default or event of default under any Senior Secured Debt Instrument, exists, describing the same in reasonable detail and describing what action the Company has taken and proposes to take with respect thereto.
4.4Compliance Certificate
(a)The Company shall deliver to the Trustee, within ninety days after the end of each Fiscal Year (with the first Officer’s Certificate to be delivered on or before March 31, 2024), an Officer’s Certificate stating that to the signing Authorized Officer’s knowledge no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she has knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Authorized Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
4.5Distributions
The Company will not make or agree to make, directly or indirectly, any Distributions unless (a) such Distribution is in compliance with the Common Terms Agreement and the P1 Accounts Agreement, (b) no breach of the covenant in Section 4.1 has occurred and is continuing, (c) in the case of any Extraordinary Distribution from the P1 Pre-Completion Revenue Account in accordance with Section 3.2(c) (P1 Pre-Completion Revenue Account) of the P1 Accounts Agreement, (i) no CTA Default or CTA Event of Default has occurred and is continuing, (ii) Substantial Completion (as defined in the T1/T2 EPC Contract) of the Train 1 Facility shall have occurred, as confirmed by the Independent Engineer, (iii) the Indenture Projected DSCR for the four Fiscal Quarter period commencing on the Initial Principal Payment Date shall not be less than 1.40:1.00, (iv) the Company shall have delivered to the Trustee a certificate confirming (A) that Substantial Completion (as defined in the T1/T2 EPC Contract) of the Train 2 Facility and Substantial Completion (as defined in the T3 EPC Contract) of the Train 3 Facility, and the occurrence of the Project Completion Date is reasonably expected to occur on or before the Date Certain and (B) as to the sufficiency of funds available to the Company to complete the Train 2 Facility, the Train 3 Facility and the P1 Common Facilities, (v) Designated Offtake Agreements with an aggregate amount of ACQ required to achieve an Indenture Projected DSCR of at least 1.40:1.00 based on the Base Case Forecast shall be in full force and effect, (vi) the “Date of First Commercial Delivery” with respect to the Train 1 Facility under, and as defined in, each of the Initial Offtake Agreements referred to in clauses (b), (c), (d), (f), and (h) of the definition thereof shall have occurred, and (vii) no Default or Event of Default under Section 6.1(e) shall have occurred and be continuing, and (d) in the case of any Distributions other than Extraordinary Distributions, (i) the Historical DSCR as of the Fiscal Quarter most recently ended or then ending

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is at least 1.25 to 1.00 and (ii) the Contracted Projected DSCR for the next four Fiscal Quarter period is at least 1.25 to 1.00; provided, that the Company may, at its option, exclude any amounts comprising of scheduled bullet or balloon principal payments of Senior Secured Debt that was pre-funded with proceeds of Replacement Debt or other Indebtedness.
4.6Use of Proceeds
The Company shall use the proceeds of the Notes solely for purposes permitted by Section 2.4(b) (Replacement Debt) of the Common Terms Agreement.
4.7Incurrence of Indebtedness
(a)The Company will not, directly or indirectly, create, incur, assume, permit, suffer to exist or otherwise be or become liable with respect to, contingently or otherwise (collectively, “incur”) any Replacement Debt unless (i) the Company shall have demonstrated, by delivery of an updated Base Case Forecast that (after taking into account the incurrence of such Replacement Debt) the Indenture Projected DSCR commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (i) the Indenture Projected CFADS used to calculate the Indenture Projected DSCR shall assume, if such Replacement Debt is incurred prior to the Project Completion Date, that all Senior Secured Debt Commitments will be fully drawn, (ii) the weighted average life to maturity of the Replacement Debt shall be longer than the weighted average life to maturity of the Senior Secured Debt being replaced, and (iii) the final maturity date of the Replacement Debt shall occur after the maturity date of the Senior Secured Debt being replaced.
(b)The Company will not incur any Supplemental Debt (other than Funding Shortfall Debt which shall be governed by Section 4.7(d) below) in an amount greater than $250,000,000 unless (i) the Company shall have demonstrated by delivery of an updated Base Case Forecast that (after taking into account the incurrence of such Supplemental Debt) the Indenture Projected DSCR commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (i), the Indenture Projected CFADS used to calculate the Indenture Projected DSCR shall assume that all commitments for Supplemental Debt will be fully drawn as of the date on which such Supplemental Debt is incurred and (ii) two Specified Rating Agencies that are then rating the Notes (or, if only one Specified Rating Agency is then rating the Notes, such agency) reaffirm that the rating of the Notes will not, as a result of the incurrence of such Supplemental Debt, be lower than the lower of (A) the rating as of the date of this indenture and (B) the rating of the Notes immediately prior to the incurrence of such Supplemental Debt.
(c)The Company will not incur any Relevering Debt unless (i) prior to the Project Completion Date, (A) such Relevering Debt is Reinstatement Debt or (B) (1) the incurrence of such Relevering Debt would not cause the Debt to Equity Ratio to exceed 75:25 and (2) upon the incurrence of such Relevering Debt (other than Reinstatement Debt), the Notes shall be rated by at least one Specified Rating Agency and at least one such rating is equal to or better than “Baa3” by Moody’s, “BBB-” by S&P, “BBB-” by Fitch, and (ii) following the Project Completion Date, (A) the Company shall have

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demonstrated by delivery of an updated Base Case Forecast that (after taking into account the incurrence of such Relevering Debt) the Indenture Projected DSCR commencing on the Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the Maturity Date shall not be less than 1.40:1.00 and (B) upon the incurrence of such Relevering Debt (other than Reinstatement Debt), the Notes shall be rated by at least one Specified Rating Agency and at least one such rating is equal to or better than “Baa3” by Moody’s, “BBB-” by S&P, “BBB-” by Fitch.
(d)The Company will not incur any Funding Shortfall Debt unless (i) the Company shall have demonstrated by delivery of an updated Base Case Forecast that (after taking into account the incurrence of such Funding Shortfall Debt) the Indenture Projected DSCR commencing on Initial Principal Payment Date and for each rolling four Fiscal Quarter period (as of the end of each Fiscal Quarter) through the Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (i), the Indenture Projected CFADS used to calculate the Indenture Projected DSCR shall assume, if such Funding Shortfall Debt is incurred prior to the Project Completion Date, that all commitments for Funding Shortfall Debt will be fully drawn as of the date on which such Funding Shortfall Debt is incurred and (ii) a Rating Reaffirmation shall have occurred.
(e)The Company will not incur any Working Capital Debt unless each of the following conditions is satisfied:
(i)the aggregate principal amount of Working Capital Debt (including the then-outstanding funded and unfunded commitments in respect of the CD Revolving Loans) may not at any time exceed $3,000,000,000; and
(ii)The condition set forth in Section 2.3(c)(ii) of the Common Terms Agreement has been satisfied.
4.8Maintenance of Designated Offtake Agreements
(a)The Company shall at all times maintain Designated Offtake Agreements providing for commitments to purchase LNG in quantities at least equal to the Base Committed Quantity for each such Qualified Offtake Agreement’s applicable Qualified Term. If any Qualified Offtake Agreement has terminated, the Company shall either (i) designate another Qualified Offtake Agreement or enter into one or more additional Qualified Offtake Agreements within 180 days following such termination to the extent necessary to meet the Base Committed Quantity (provided that if at the end of such 180-day period, the Company is diligently pursuing one or more replacement Qualified Offtake Agreements, such period will be extended for an additional period (not to exceed ninety days) during which the Company reasonably expects to enter into such replacement Qualified Offtake Agreement(s) as long as the implementation of such extension could not reasonably be expected to result in a Material Adverse Effect) or (ii) make a prepayment, offer to make a prepayment (including any offer pursuant to Section 3.9), or cancel commitments in respect of Senior Secured Debt. The principal amount of the Senior Secured Debt (which shall not extend to any Working Capital Debt unless only Working Capital Debt is then outstanding) that the Company shall repay or offer to prepay and/or the amount of undrawn Senior Secured Debt commitments that the Company shall cancel in accordance with the foregoing clause (ii) shall be (x) the aggregate principal amount of Senior Secured Debt (excluding principal amounts with

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respect to Working Capital Debt unless only Working Capital Debt is then outstanding) then outstanding plus the aggregate principal amount of undrawn Senior Secured Debt Commitments (except with respect to Working Capital Debt unless only Working Capital Debt is then outstanding) less (y) the maximum principal amount of Senior Secured Debt that can be incurred or remain outstanding without producing an Indenture Projected DSCR of less than 1.20:1.00 for the period starting from the first Quarterly Payment Date for the repayment of principal after the end of the applicable cure period to the end of the calendar year in which such Quarterly Payment Date occurs, and for each calendar year thereafter through the Maturity Date (based on a Base Case Forecast updated only to take into account each Qualified Offtake Agreement in effect at such time (including any new Qualified Offtake Agreements entered into to replace an Offtake Agreement whose termination triggered the foregoing clause (ii))).
(b)The Company shall not permit the occurrence of any Impairment of any Required Export Authorization in respect of any Designated Offtake Agreement unless the Company:
(i)provides a reasonable remediation plan (setting forth in reasonable detail proposed steps to reinstate the Required Export Authorization, to designate any existing Qualified Offtake Agreement as a Designated Offtake Agreement, or to modify any Designated Offtake Agreement arrangements, such as through diversions or alternative delivery or sale arrangements, such that such DOE Export Authorization is no longer a Required Export Authorization within 360 days following such occurrence) with respect to any or all such Designated Offtake Agreements (each such item an “Export Authorization Remediation”) within thirty days following such occurrence;
(ii)diligently pursues such Export Authorization Remediation; and
(iii)causes such Export Authorization Remediation to take effect within 180 days following the occurrence of the Impairment; provided, that the Company shall have a further 180 days to effect an Export Authorization Remediation if the following conditions are met: (A) the Company is diligently pursuing its plan for the Export Authorization Remediation; (B) the Impairment of the Required Export Authorization of such Designated Offtake Agreement could not reasonably be expected to result in a Material Adverse Effect during such subsequent cure period; and (C) the Trustee has received a certification from the Company, prior to the expiration of the initial 180 day period, confirming that the conditions in subparts (A) and (B) of this proviso have been met, together with documentation reasonably supporting its certification, which may include, to the extent relevant and applicable, a description of the plans being undertaken for the Export Authorization Remediation (although commercially sensitive information may be omitted), any measures being taken by the Company to address the underlying cause of the Impairment to the extent relevant to the Impairment and Export Authorization Remediation, any legal measures being undertaken to reverse the Impairment, any interim cash flow mitigation measures being taken by the Company (including sales of spot cargoes), any modification to Offtake Agreement arrangements such that the Impaired DOE Export Authorization is no longer a Required Export Authorization with respect to any or all such Designated Offtake Agreements, and the impact on the Company projected Cash Flow during the subsequent cure period, and the Trustee (acting at the instruction

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of the Noteholders of a majority in aggregate principal amount of the Notes then outstanding, which instructions shall be given by the Noteholders acting reasonably) has not objected to such certification within thirty days following delivery thereof.
(c)The Company shall not consent to any sale, transfer, assignment or disposition by any counterparty to a Designated Offtake Agreement of its interest in or rights or obligations under such Designated Offtake Agreement (if the Company has such consent rights under the applicable Designated Offtake Agreement) except for (i) as could not reasonably be expected to have a Material Adverse Effect, (ii) any assignments and transfers permitted or contemplated in the P1 Collateral Documents, (iii) assignments by a counterparty to its Affiliate as contemplated in, and in accordance with the terms of, the applicable Designated Offtake Agreement, and (iv) any assignments to any other Person so long as, (A) after giving effect to such assignment, the Company shall have received written confirmation from any Specified Rating Agency to the effect that the Specified Rating Agency has considered the contemplated transaction and that, if such event occurs, such Specified Rating Agency would reaffirm the then current rating of the Notes (or assign a higher rating) as of the date of such event or (B) the assignee of such Designated Offtake Agreement has at least one rating from any Recognized Credit Rating Agency that is the same or better than any rating of the original counterparty to such Designated Offtake Agreement by any Recognized Credit Rating Agency.
4.9Maintenance of Liens
Without limiting the right of the Company to consummate Asset Sales in accordance with the Common Terms Agreement, the Company will preserve and maintain good, legal and valid title to, or rights in, the Collateral free and clear of Liens (other than Permitted Liens).
4.10Maintenance of Ratings
The Company shall use its commercially reasonable efforts to cause the Notes to be rated by at least one of Moody’s, S&P, Fitch, or DBRS.
4.11Payments for Consent
The Company will not pay or cause to be paid, directly or indirectly, any consideration to or for the benefit of any Noteholder, in its capacity as a Noteholder, for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid on the same terms, ratably to all Noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. The Company will provide each Noteholder with reasonably detailed information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent to the Indenture or the Notes for which the consent of Noteholders is required under Section 9.2 hereof.
4.12Offer to Repurchase Upon Change of Control Triggering Event
(a)Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Noteholder to repurchase all or any part

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(equal to $100,000 or an integral multiple of $1,000 in excess thereof) of that Noteholder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). No later than thirty days following any Change of Control Triggering Event, the Company will mail or deliver electronically, a notice to each Noteholder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:
(i)that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment;
(ii)the purchase price and the purchase date, which shall be no earlier than thirty days and no later than sixty days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);
(iii)that any Note not tendered will continue to accrete or accrue interest;
(iv)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrete or accrue interest after the Change of Control Payment Date;
(v)that Noteholders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Noteholder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vi)that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, electronically or by mail a notice setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased; and
(vii)that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (with a Payment Schedule adjusted as set forth in Annex A), which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, or compliance with this Section 4.12 would constitute a violation of any such laws or regulations, the Company shall comply

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with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such compliance.
(b)On the Change of Control Payment Date, the Company will, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly mail or electronically transmit (but in any case not later than five days after the Change of Control Payment Date) to each Noteholder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.
(c)If Noteholders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such Noteholders, the Company will have the right, upon not less than thirty nor more than sixty days’ prior notice, given not more than thirty days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of redemption.
(d)Notwithstanding anything to the contrary in this Section 4.12, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if:
(i)a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or
(ii)notice of redemption has been given pursuant to Section 3.3 with respect to a redemption of Notes pursuant to Section 3.7, unless and until there is a default in payment of the applicable redemption price.

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4.13Events of Loss
(a)If the Company receives Loss Proceeds, in respect of any Event of Loss and does not apply such Loss Proceeds in accordance with Section 9.2(b) (Loss Proceeds) of the Collateral and Intercreditor Agreement, then, such Loss Proceeds that are not applied in such manner will constitute “Excess Loss Proceeds”. If on any day the aggregate amount of Excess Loss Proceeds is in excess of $300,000,000, then within ninety days after completing the relevant Restoration or the Company’s election not to Restore pursuant to the CFAA, the Company will make a Loss Proceeds Offer in accordance with Section 3.9. The offer price in any Loss Proceeds Offer will be equal to 100% of the principal amount of each Note so purchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase and will be payable in cash. If any Excess Loss Proceeds remain unapplied after consummation of a Loss Proceeds Offer, the Company shall deposit such proceeds as directed in Section 9.7(a)(iii) (Application of Collateral Proceeds to the Senior Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement. Upon completion of each Loss Proceeds Offer, the amount of Excess Loss Proceeds will be reset at zero.
(b)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.9 or this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.9 or this Section 4.13 by virtue of such conflict.
4.14Asset Sales
(a)If the Company receives Asset Sale Proceeds and does not use such Asset Sale Proceeds to purchase replacement property or prepay any other Senior Secured Debt in accordance with Section 9.3(b) (Asset Sale Proceeds) of the Collateral and Intercreditor Agreement, then, such Asset Sale Proceeds that are not applied in such manner will constitute “Excess Asset Sale Proceeds”. If on any day the aggregate amount of Excess Asset Sale Proceeds is in excess of $300,000,000, then within thirty days after the expiry of the period during which the Company is permitted to use such Excess Asset Sale Proceeds pursuant to the Collateral and Intercreditor Agreement, the Company will make an Asset Sale Offer in accordance with Section 3.9. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase and will be payable in cash. If any Excess Asset Sale Proceeds remain unapplied after consummation of an Asset Sale Offer, the Company shall deposit such proceeds as directed in Section 9.7(a)(iii) (Application of Collateral Proceeds to the Senior Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement. Upon completion of each Asset Sale Offer, the amount of Excess Asset Sale Proceeds will be reset at zero.
(b)Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company, will be governed by the provisions of Section 5.1 and not by the provisions of this Section 4.14.

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(c)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.9 or this Section 4.14, or compliance with the provisions of Section 3.9 or this Section 4.14 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.9 or this Section 4.14 by virtue of such compliance.
4.15Performance Liquidated Damages
(a)If the Company receives Performance Liquidated Damages and does not use such Performance Liquidated Damages to rectify any damages or losses suffered under the relevant Material Project Document resulting from a breach thereof by the applicable Material Project Party or make indemnity payments to Offtakers, in each case, in accordance with Section 9.4(b) (Performance Liquidated Damages) of the Collateral and Intercreditor Agreement, then such Performance Liquidated Damages that are not applied in such manner will be deemed “PLD Excess Proceeds.” If on any day the aggregate amount of PLD Excess Proceeds is in excess of $300,000,000, within ninety days after the expiry of the period during which the Company is permitted to use such Performance Liquidated Damages pursuant to the Collateral and Intercreditor Agreement, the Company will make a PLD Proceeds Offer in accordance with Section 3.9. The offer price in any PLD Proceeds Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase and will be payable in cash. If any PLD Excess Proceeds remain unapplied after consummation of a PLD Proceeds Offer, the Company shall deposit such proceeds as directed in Section 9.7(a)(iii) (Application of Collateral Proceeds to the Senior Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement. Upon completion of each PLD Proceeds Offer, the amount of PLD Excess Proceeds for the purposes of this paragraph will be reset at zero.
(b)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a PLD Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.9 or this Section 4.15, or compliance with the provisions of Section 3.9 or this Section 4.15 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.9 or this Section 4.15 by virtue of such compliance.
4.16BLK Senior Notes DSRA
(a)At any time on or prior to the Project Completion Date, the Company shall cause the BLK Senior Notes DSRA to be funded in cash and/or by DSR Credit Support (as defined in the P1 Accounts Agreement) in accordance with the P1 Accounts Agreement in an amount equal to the Indenture Debt Service Reserve Amount. For the avoidance of doubt, other than as expressly provided in the foregoing sentence, the funding of the BLK Senior Notes DSRA shall not otherwise be an affirmative covenant hereunder or under any other

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Senior Secured Credit Document (as defined in the Collateral and Intercreditor Agreement).
(b)For purposes of the definition of “DSRA Reserve Amount” set forth in the P1 Accounts Agreement, the amount required to be funded pursuant to this Indenture shall be the Indenture Debt Service Reserve Amount.
4.17Material Project Documents.
The Company shall not agree to any material amendment or termination of any Material Project Document (other than any RG Facility Agreement) to which it is or becomes a party unless (a) a copy of such amendment or termination has been delivered to the P1 Intercreditor Agent in advance of the effective date thereof along with a certificate of an Authorized Officer of the Company certifying that the proposed amendment or termination could not reasonably be expected to have a Material Adverse Effect or (b) the Company has obtained the consent of the Trustee (acting at the instruction of a majority of the Noteholders) to such amendment or termination.
4.18Insurance.
The Company will, and will cause each of its subsidiaries to, maintain, with an insurer of recognized financial responsibility, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business.
4.19Maintenance of Properties.
The Company will, and will cause each of its subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided, that this Section 4.19 shall not prevent the Company or any subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.20Books and Records.
The Company will, and will cause each of its subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any governmental authority having legal or regulatory jurisdiction over the Company or such subsidiary, as the case may be. The Company will, and will cause each of its subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets in all material respects and the Company will, and will cause each of its subsidiaries to, continue to maintain such system.

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4.21Inspection Reports.
Upon the request of a Noteholder, or group of Noteholders, that (i) individually or collectively hold at least 25% of the then outstanding principal amount of the Notes (provided, that this clause (i) shall not apply at any time an Event of Default has occurred and is continuing) and (ii) qualify as an Institutional Investor(s), the Trustee will request the P1 Intercreditor Agent to promptly (x) exercise its rights under Section 4.11 (Access; Inspections) of the Common Terms Agreement with respect to such matters referred to therein as may be requested by such Noteholder(s) in a written notice to the Trustee and (y) deliver to the Trustee (for further delivery to all Noteholders) a reasonably detailed report in respect of any exercise of the P1 Intercreditor Agent’s rights under Section 4.11 (Access; Inspections) of the Common Terms Agreement with respect to the matters requested by the Noteholders in such notice to the Trustee.

In any case, any such report shall be subject to the confidentiality provisions of Section 15.15 (Termination of Certain Information; Confidentiality) of the Collateral and Intercreditor Agreement or analogous confidentiality restrictions required by the Company.
4.22Sanctions Regulations, Etc.
The Company shall, and shall cause each of its subsidiaries to, comply in all material respects with Sanctions Regulations. Without limiting the foregoing, the Company agrees that if it obtains knowledge or receives any notice that the Company or its subsidiaries or any Person holding a legal or beneficial interest therein (whether directly or indirectly) is or becomes a Restricted Person, then the Company will comply with all applicable Sanctions Regulations with respect thereto. The Company will not, and will not permit any Person to directly or knowingly indirectly have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the Notes or other transactions contemplated by this Indenture or any other P1 Financing Document) with any Person if such investment, dealing or transaction (i) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (ii) would cause any Noteholder or any Affiliate of such Noteholder to be in violation of, or the subject of applicable Sanctions Regulations or (iii) in any other manner that could reasonably be expected to result in any Person being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
4.23Designated Offtake Agreements.
Within thirty days after executing a Designated Offtake Agreement, the Company shall deliver to the Trustee a Consent Agreement with respect to such Designated Offtake Agreement.
4.24Accounts
The Company shall not establish any bank accounts other than the P1 Accounts and the Common Accounts.
4.25Limitation on Formation of Controlled Subsidiaries
The Company shall not form or create any new Controlled Subsidiaries other than the RG Facility Entities (during any period when such RG Facility Entities remain Controlled Subsidiaries).

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4.26Historical DSCR
(a)Together with the delivery of financial statements in accordance with Section 4.3(c)(2) in respect of each full Fiscal Quarter occurring after the Initial Principal Payment Date, the Company shall calculate and deliver to the Trustee and the Noteholders its calculation of the Historical DSCR.
(b)The Company shall not permit the Historical DSCR as of the end of any Fiscal Quarter from and following the Initial Principal Payment Date to be less than 1.10 to 1.00; provided, that a failure to meet the required ratio as a result of a failure to maintain a Designated Offtake Agreement shall be addressed pursuant to Section 4.8(a) and not pursuant this Section 4.26; provided, further, that, notwithstanding anything to the contrary herein or in any P1 Financing Document, if the Historical DSCR as of the end of any Fiscal Quarter following the Initial Principal Payment Date is (or would be) less than 1.10 to 1.00, then any direct or indirect owner of the Company shall have the right to provide cash to the Company, not later than twenty Business Days following the date of delivery of the calculation of the Historical DSCR as required pursuant to Section 4.26(a) by (A) transferring from the Distribution Account to the P1 Revenue Account or (B) causing the Equity Owners to deposit in the P1 Revenue Account such amount as, when added to the otherwise applicable Cash Flow for purposes of calculating Historical CFADS for the applicable period, would cause the Historical DSCR for such period to equal or exceed 1.10 to 1.00 (and upon such transfer or deposit, any default under this Section 4.26(b) shall be deemed immediately cured) (provided, that the Company shall not have the right to cure a default of this Section 4.26(b) by operation hereof in respect of more than six Fiscal Quarters in aggregate prior to the Maturity Date and in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which no cure of a default of this Section 4.26(b) shall have been made (it being expressly understood and agreed that a cure of a default of this Section 4.26(b) may be exercised in consecutive Fiscal Quarters)).
4.27Affiliated Noteholder Cap
The aggregate principal amount of Notes held at any one time by the Company and/or an Affiliate of the Company (other than any Debt Fund Affiliate), shall not, in the aggregate, exceed 25% of the principal amount of Notes at such time outstanding (measured at the time of purchase).
4.28Note Guarantees
Unless and until such guarantee is released in accordance with the CD Credit Agreement (or such other Indebtedness represented by any replacement or refinancing of all or a portion of the Senior Secured Debt under the CD Credit Agreement), the Company will cause each Controlled Subsidiary that is or becomes a guarantor in respect of Senior Secured Debt under the CD Credit Agreement (or as a guarantor of Indebtedness represented by any replacement or refinancing of all or a portion of the Senior Secured Debt under the CD Credit Agreement) to provide a Note Guarantee within 60 days.
4.29Supplemental Indenture
The Company will use commercially reasonable efforts for a period of thirty days after the date of this Indenture to (a) obtain the noteholder consents required pursuant to the 2033 Notes Indenture to enter into the 2033 Notes First Supplemental Indenture and (b) to the extent such consents are

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obtained pursuant to the terms of the 2033 Notes Indenture, to cause the trustee under the 2033 Notes Indenture to enter into the 2033 Notes First Supplemental Indenture; provided, that, for the avoidance of doubt, nothing in this Section 4.29 shall require the Company to (x) pay any amendment, consent, or other fees (including any fees to third parties to solicit consents) or (y) agree to any amendment or other modification to the 2033 Notes Indenture that is less favorable to, or more restrictive on, the Company than existing on the date hereof, in either case, to obtain the foregoing consents by such noteholders or to cause such trustee to enter into the 2033 Notes First Supplemental Indenture.
5.SUCCESSORS
5.1Merger, Consolidation, or Sale of Assets
The Company may not, directly or indirectly: consolidate, amalgamate or merge with or into another Person (regardless of whether the Company is the surviving entity); convert into another form of entity or continue in another jurisdiction where such conversion or continuance would be adverse in any material respect to the Noteholders; sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; or dissolve, liquidate, terminate, reorganize or wind up nor take any action to amend or modify its corporate constituent or governing documents where such amendment would be adverse in any material respect to the Noteholders, unless:
(a)a Rating Reaffirmation shall have occurred; or
(b)any such action or transaction has been approved by the Trustee acting at the instruction of the Noteholders of a majority in aggregate principal amount of the Notes then outstanding.
5.2Successor Corporation Substituted
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.1.
6.DEFAULTS AND REMEDIES
6.1Events of Default
Each of the following is an “Event of Default”:
(a)(i) the Company fails to pay principal amounts due on the Notes (provided, that if such failure to pay is caused by an administrative or technical error, the Company shall have

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three Business Days to cure such failure); or (ii) the Company fails to pay interest or other amounts due on the Notes within three Business Days of the same becoming due;
(b)any “Event of Default” specified in Article 7 (Events of Default) of the Common Terms Agreement has occurred and is continuing and has not been Waived in accordance with the Collateral and Intercreditor Agreement; provided, that no amendment or other modification to Section 7.5 (Bankruptcy) of the Common Terms Agreement that results in the occurrence of a Bankruptcy with respect to the Company not being an “Event of Default” under such Section 7.5 (Bankruptcy) shall be effective with respect to the Notes unless such amendment or other modification is approved by the Holders of a majority in aggregate principal amount of the Notes then outstanding;
(c)failure by the Company to consummate a purchase of Notes when required pursuant to Sections 4.12, 4.13, 4.14 or 4.15;
(d)failure by the Company to comply with the provisions of Sections 4.6 or 5.1;
(e)failure by the Company to comply with the provisions of Section 4.8 and such failure shall result in a Material Adverse Effect;
(f)failure by the Company for thirty days after notice from the Trustee or the Noteholders of at least 33⅓% in aggregate principal amount of the then outstanding Notes to comply with the provisions of Sections 4.5 or 4.7;
(g)failure by the Company for sixty days after notice from the Trustee or the Noteholders of at least 33⅓% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture; provided that such period shall be ninety days with respect to Section 4.3(k);
(h)the Liens in favor of the Senior Secured Parties under the Senior Security Documents shall at any time cease to constitute valid and perfected Liens granting a first priority security interest in any material portion of the Collateral (subject to Permitted Liens);
(i)the Project fails to achieve the Project Completion Date on or before the Date Certain;
(j)any Material Project Document (other than any Designated Offtake Agreement) (i) is expressly repudiated in writing by the Material Project Party that is the counterparty thereto and such repudiation could reasonably be expected to have a Material Adverse Effect, (ii) is declared unenforceable in a final judgment of a court of competent jurisdiction against any party, such unenforceability is not cured, and such unenforceability could reasonably be expected to have a Material Adverse Effect, or (iii) shall have been terminated or shall for any reason cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default or early termination right thereunder)) and such termination, failure to be valid, binding, or in full force and effect, or material Impairment could reasonably be expected to have a Material Adverse Effect; provided, that no Event of Default shall have occurred pursuant to this Section 6.1(j) if (x) such event or circumstance is cured within sixty days of such event or circumstance or (y) the Company notifies the Trustee that it intends to replace such Material Project Document and diligently pursues such

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replacement and the applicable Material Project Document is replaced within ninety days with an Additional Material Project Document which has substantially similar or more favorable economic effect for Company, as applicable, when taken as a whole together with any other agreements related thereto and which has substantially similar or more favorable non-economic terms (taken as a whole together with any other agreements related thereto) for Company, as applicable, as the Material Project Document being replaced; and
(k)notwithstanding Section 7.7 (Illegality or Unenforceability) of the Common Terms Agreement, any Necessary Senior Secured Debt Instrument or any material provision thereof, (i) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability), (ii) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration or termination in accordance with its terms in the ordinary course (and not related to any default hereunder or thereunder)), or (iii) is expressly terminated, contested or repudiated by the Company.
6.2Acceleration
In the case of an Event of Default specified in Section 7.5(a) (Bankruptcy) of the Common Terms Agreement, all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law).
If any other Event of Default occurs and is continuing, the Trustee or the Noteholders of at least 33⅓% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, by notice in writing to the Company, specifying the Event of Default.
The Company waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the trustee takes in accordance with this Section 6.2 or arising out of or in connection with following instructions.

The Company hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section 6.2 and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Company’s indemnification under Section 7.6 of this Indenture.
Upon any such declaration, the Notes shall become due and payable immediately.
6.3Other Remedies
Subject to the terms of the Collateral and Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
6.4Waiver of Past Defaults
Noteholders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all Noteholders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, that the Noteholders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
6.5Control by Majority
Noteholders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Noteholders or that may involve the Trustee in personal liability.
6.6Limitation on Suits
Subject to the terms of the Collateral and Intercreditor Agreement, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:
(a)such Noteholder has previously given the Trustee written notice that an Event of Default is continuing;
(b)Noteholders of at least 33⅓% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)such Noteholder or Noteholders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee has not complied with such request within sixty days after the receipt of the request and the offer of security or indemnity; and
(e)Noteholders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such sixty-day period.
A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

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6.7Rights of Noteholders to Receive Payment
Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder; provided, that a Noteholder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
6.8Collection Suit by Trustee
Subject to the terms of the Collateral and Intercreditor Agreement, if an Event of Default specified in Section 7.1 (Non-Payment of Senior Secured Debt) of the Common Terms Agreement with respect to the Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
6.9Trustee May File Proofs of Claim
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

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6.10Priorities
Subject to the terms of the Collateral and Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6, or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money in the following order:
first: to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.6, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
second: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.
6.11Undertaking for Costs
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.7, or a suit by Noteholders of more than 10% in aggregate principal amount of the then outstanding Notes.
7.TRUSTEE
7.1Duties of Trustee
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon

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certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (provided, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein)).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraphs (b) and (e) of this Section 7.1;
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.
(e)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Noteholders, unless such Noteholder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
7.2Rights of Trustee
(a)The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to make reasonable investigation (upon prior notice and during regular business hours) of the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both; provided, that an Officer’s Certificate or Opinion of Counsel will not be required if the Indenture requires the Company to deliver a certificate of an Authorized Officer of the Company in connection with such act or refrain from acting. The Trustee will not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate, Opinion of Counsel or a certificate of an Authorized Officer of the Company. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Authorized Officer of the Company.
(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (and under the other P1 Financing Documents to which it is a party) and each agent, custodian and other Person employed to act hereunder or thereunder.
(j)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions

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pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(k)Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
7.3Individual Rights of Trustee
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.9.
7.4Trustee’s Disclaimer
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
7.5Notice of Defaults
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Noteholders a notice of the Default or Event of Default within ninety days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Noteholders.
7.6Compensation and Indemnity
(a)The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with written arrangements between the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Company will indemnify the Trustee against any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the P1 Financing Documents, including the costs and expenses of enforcing this Indenture against the Company

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(including this Section 7.6) and defending itself against any claim (whether asserted by the Company, any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed.
(c)The obligations of the Company to the Trustee under this Section 7.6 will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.
(d)To secure the Company’s payment obligations in this Section 7.6, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.5 (Bankruptcy) of the Common Terms Agreement as described in clause (b) of Section 6.1 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.
(f)“Trustee” for purposes of this Section shall include any predecessor Trustee.
7.7Replacement of Trustee
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Noteholders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.9;
(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;
(iii)a custodian or public officer takes charge of the Trustee or its property;
(iv)the Trustee becomes incapable of acting; or

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(v)for any reason and upon receipt of a request from the Company to direct the removal of the Trustee and direct the appointment of a replacement Trustee in accordance with the terms hereof, in which case, (x) the Trustee shall give notice of such request to the Noteholders and (y) unless Noteholders representing more than 25% of the aggregate outstanding principal amount of the Notes object to such request within thirty days, the Trustee shall be removed on the immediately succeeding Business Day after such thirtieth day.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)If a successor Trustee does not take office within sixty days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Noteholders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Noteholder who has been a Noteholder for at least six months, fails to be compliant with Section 7.9, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Noteholders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 will continue for the benefit of the retiring Trustee.
7.8Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
7.9Eligibility; Disqualification
There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

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7.10Authorization to Enter Into Accession Agreements
The Trustee is hereby directed and authorized by the Company and each Noteholder to enter into the Common Terms Accession Agreement and the CIA Accession Confirmation and exercise all the rights and perform all the obligations of a Senior Secured Debt Holder Representative set out in the Common Terms Agreement and the Collateral and Intercreditor Agreement, including making, on behalf of the Noteholders, the agreements expressed to be made by Senior Secured Debt Holders under the P1 Financing Documents (including each reliance letter provided under Section 4.18(a) of the Note Purchase Agreement).
7.11Trustee Protective Provisions
Without duplication of any amounts the Trustee is entitled to recover under any indemnification provisions in the P1 Financing Documents, the rights, privileges, protections, indemnities, immunities and benefits provided to the Trustee in this Indenture are in addition to, and are not intended to be in conflict with or limited by, any such provisions in the P1 Financing Documents.
8.LEGAL DEFEASANCE AND COVENANT DEFEASANCE
8.1Option to Effect Legal Defeasance or Covenant Defeasance
The Company may at any time, as evidenced by a resolution duly adopted by the authorized governing body and set forth in an Officer’s Certificate, elect to have either Sections 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
8.2Legal Defeasance and Discharge
Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by all outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(a)the rights of Noteholders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.4;
(b)the Company’s obligations with respect to such Notes under Article 2 and Section 4.2;
(c)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
(d)this Article 8.

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Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.
8.3Covenant Defeasance
Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4, be released from each of its obligations under the covenants contained in Sections 4.3 through 4.15 with respect to all outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”), and all outstanding Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Noteholders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).
For this purpose, Covenant Defeasance means that, with respect to all outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(a) through 6.1(h) will not constitute Events of Default.
8.4Conditions to Legal or Covenant Defeasance
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or 8.3:
(a)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Noteholders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, all outstanding Notes on the Maturity Date or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to the Maturity Date or to a particular redemption date;
(b)in the case of an election under Section 8.2, the Company has delivered to the Trustee an Opinion of Counsel confirming that:
(i)the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(ii)since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders of the outstanding Notes will not recognize income, gain or loss for

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federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of an election under Section 8.3, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Noteholders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
(e)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;
(f)the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Noteholders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
(g)the Company must deliver to the Trustee an Officer’s Certificate stating that all conditions precedent set forth in clauses (a) through (f) of this Section 8.4 have been complied with; and
(h)the Company must deliver to the Trustee an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (b), (c) and (e) of this Section 8.4 have been complied with; provided, that the Opinion of Counsel with respect to clause (e) of this Section 8.4 may be to the knowledge of such counsel.
8.5Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions
Subject to Section 8.6, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Noteholders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to

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Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
8.6Repayment to Company
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Noteholder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
8.7Reinstatement
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Sections 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.2 or 8.3, as the case may be; provided, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
9.AMENDMENT, SUPPLEMENT AND WAIVER
9.1Without Consent of Noteholders
Notwithstanding Section 9.2, the Company and the Trustee may amend or supplement the Notes and this Indenture without the consent of any Noteholder:
(a)to cure any ambiguity, defect or inconsistency;
(b)to provide for uncertificated Notes in addition to or in place of certificated Notes;

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(c)to make any change that would provide any additional rights or benefits to the Noteholders or that does not adversely affect the legal rights hereunder of any Noteholder;
(d)to provide for a successor Trustee in accordance with the provisions of this Indenture;
(e)to provide for the assumption of the Company’s obligations to the Noteholders by a successor to the Company pursuant to Article 5;
(f)to issue Additional Notes either pursuant to this Indenture or pursuant to a Supplemental Indenture, subject to compliance with the provisions of this Indenture; or
(g)to add any additional Guarantors or to evidence or effect the release of any Guarantor from its obligations under its Note Guarantee pursuant to Section 4.28.
Upon the request of the Company accompanied by a resolution duly adopted by the authorized governing body authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
9.2With Consent of Noteholders
Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.12, 4.13, 4.14 or 4.15) and the Notes with the consent of (a) the Noteholders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, or (b) if such amendment or supplement applies to less than all series of Notes, the Noteholders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) of all series affected by such amendment or supplement, in each case including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes, and, subject to the Common Terms Agreement, the Collateral and Intercreditor Agreement, and Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Noteholders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.8 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.2. For the avoidance of doubt, the Company may issue Additional Notes either pursuant to this Indenture or pursuant to a Supplemental Indenture, in each case, without the consent of any Noteholder, subject to compliance with the provisions of this Indenture.
Upon the request of the Company accompanied by a resolution duly adopted by the authorized governing body of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the

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consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
It is not necessary for the consent of the Noteholders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
Any consent given by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted to this Indenture or any other P1 Financing Document that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder and except for the purpose of determining whether the Trustee will be protected in relying on any such consent.
Promptly after an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company will mail or cause to be mailed to the Noteholders affected thereby a notice briefly describing the amendment, supplement or waiver and executed or true and correct copies of each amendment, waiver or consent effected. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.4 and 6.7, the Noteholders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Noteholder of each series of Notes affected and subject to the provisions of the Collateral and Intercreditor Agreement, an amendment, supplement or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Noteholder):
(a)reduce the principal amount of Notes whose Noteholders must consent to an amendment, supplement or waiver;
(b)reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes; provided, that any purchase or repurchase of Notes, including pursuant to Sections 4.12, 4.13, 4.14 or 4.15 shall not be deemed a redemption of the Notes;
(c)reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Noteholders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

|US-DOCS\147609930.17||

(e)make any Note payable in money other than that stated in the Notes;
(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Noteholders to receive payments of principal of, or interest or premium, if any, on the Notes;
(g)waive a redemption payment with respect to any Note; provided, that any purchase or repurchase of Notes, including pursuant to Sections 4.12, 4.13, 4.14 or 4.15, shall not be deemed a redemption of the Notes; or
(h)make any change in the preceding amendment and waiver provisions.
9.3Decisions under Other Financing Documents
(a)Notwithstanding any provision of this Indenture or the Collateral and Intercreditor Agreement to the contrary, each Noteholder shall be deemed to have consented to, and the Trustee shall be deemed, without the requirement of any vote or consent by the Noteholders and without seeking vote, consent or direction by or from the Noteholders with respect to any of the clauses set forth below, to have voted as follows:
(i)unless a proposed Economic Terms Modification applies only to the Notes, the Trustee shall be deemed to have voted in favor of any such Economic Terms Modification if (A) any such Economic Terms Modification is approved by each Senior Secured Bank Debt Holder Representative (if any) in accordance with the Collateral and Intercreditor Agreement and (B) the Company certifies to the Trustee, as set forth in a certificate of an Authorized Officer of the Company, that such Economic Terms Modification could not reasonably be expected to result in a Material Adverse Effect;
(ii)the Trustee shall be deemed to have cast its vote in favor of any amendment, supplement, or waiver of the provisions of the Collateral and Intercreditor Agreement and P1 Accounts Agreement related to the application of Collateral Proceeds, the pari passu ranking of the Senior Secured Debt, or the priority, deposit, and application of funds in the accounts (in each case prior to an enforcement action) if (A) approved by each Senior Secured Bank Debt Holder Representative (if any) in accordance with the Collateral and Intercreditor Agreement and (B) the Company certifies to the Trustee, as set forth in a certificate of an Authorized Officer of the Company, that such amendment, supplement or waiver does not result in (1) the Notes receiving payments that are less than pari passu with the Senior Secured Bank Debt (other than due to timing differences in when payments are due on the Notes in accordance with their terms) and (2) does not result in a material adverse change (when considered with all other such amendments, supplements, and waivers) in (i) the priority within Section 3.3 (P1 Revenue Account) and 3.9 (P1 Proceeds Account) of the P1 Accounts Agreement with respect to any payment of principal, interest, or other amounts payable (whether by prepayment or redemption, upon an offer to purchase, upon acceleration, or otherwise) under the Notes or (ii) the funding of the BLK Senior Notes DSRA;

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(iii)the Trustee shall be deemed to have cast its vote in favor of any Modification to provisions of the Collateral and Intercreditor Agreement or the P1 Accounts Agreement related to the application of proceeds of Replacement Debt to the mandatory prepayment of Senior Secured Debt under the CD Credit Agreement if approved by the Senior Secured Bank Debt Holder Representative under the CD Credit Agreement in accordance with the Collateral and Intercreditor Agreement;
(iv)the Trustee shall be deemed to have cast its vote in favor of any Modification of any P1 Collateral Document (other than the Collateral and Intercreditor Agreement) if (A) approved by each Senior Secured Bank Debt Holder Representative (if any) in accordance with the Collateral and Intercreditor Agreement and (B) the Company certifies to the Trustee, as set forth in a certificate of an Authorized Officer of the Company, that such Modification is not materially adverse to the Noteholders; and
(v)the Trustee shall be deemed to have consented to the release of any Lien on any portion of the Collateral (other than a release of Collateral that comprises all or substantially all of the Collateral) or assets owned by any RG Facility Entity if (A) the Company certifies to the Trustee, as set forth in a certificate of an Authorized Officer of the Company, that such release is reasonable and such Collateral or assets are not reasonably required for the operation of the RG Facility Entity in accordance with the RG Facility Agreement and (B) the Independent Engineer concurs with such certification.
(b)The Trustee shall not vote in favor of amendments of, supplements to, or waivers of the Common Terms Agreement (other than Administrative Decisions) unless it first receives the affirmative vote of Noteholders of a majority of the aggregate outstanding principal amount of the Notes voting as a single class. If the Trustee has not received the affirmative vote of Noteholders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class on or prior to the date by which it must cast its vote in accordance with the Collateral and Intercreditor Agreement, then the Trustee shall vote against the relevant Modification.
(c)Upon receipt of a request from the Company to direct the removal of the P1 Intercreditor Agent or the P1 Collateral Agent and direct the appointment of a replacement P1 Intercreditor Agent or P1 Collateral Agent in accordance with the terms of the Collateral and Intercreditor Agreement, the Trustee shall give notice of such request to the Noteholders. Unless Noteholders representing more than 25% of the aggregate outstanding principal amount of the Notes object to such request within thirty days, the Trustee shall provide such direction on the immediately succeeding Business Day after such thirtieth day.
(d)Except as set forth in this Section 9.3, the Trustee shall not consent to amendments of, supplements to, or waivers of the P1 Collateral Documents (other than Administrative Decisions) unless it first receives the affirmative vote of a majority of the aggregate outstanding principal amount of the Notes voting as a single class.
(e)Upon receipt of a certificate of an Authorized Officer of the Company and without the requirement of any vote or consent by the Noteholders, the Trustee shall consent to any Administrative Decisions pursuant to the Collateral and Intercreditor Agreement.

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(f)Prior to voting in accordance with this Section 9.3, the Trustee shall have received a certificate from an Authorized Officer of the Company, which certificate shall set forth (1) the vote or consent the Trustee is directed to make as required by this Section 9.3 in connection with any vote required by the Trustee as Senior Secured Debt Holder Representative under the Collateral and Intercreditor Agreement or any other P1 Financing Document and (2) the relevant subsection of this Section 9.3 pursuant to which such vote is required.
9.4Revocation and Effect of Consents
Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder of a Note and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.
9.5Notation on or Exchange of Notes
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
9.6Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture by the Company is authorized or permitted by this Indenture and that such supplemental indenture is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions.
10.COLLATERAL AND SECURITY
10.1Senior Secured Debt
(a)The Notes, upon issuance, will be Senior Secured Debt for purposes of the Common Terms Agreement and the Senior Security Documents. The Trustee shall be the Senior Secured Debt Holder Representative for the Notes and a Senior Secured Creditor Representative. The Noteholders shall be Senior Secured Debt Holders.
(b)The Notes will constitute a Senior Secured Debt Instruments, Senior Secured Debt that is pari passu with all other Senior Secured Debt, and will be secured by the Collateral equally and ratable with all other Senior Secured Debt.

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10.2Release of Collateral
(a)With respect to the Notes or each series of Notes, the P1 Collateral Agent’s Liens upon Collateral will no longer secure the Senior Secured Obligations with respect to the Notes or that series of Notes and the right of the Holders of such Senior Secured Obligations to the benefits and proceeds of the P1 Collateral Agent’s Liens on Collateral will terminate and be discharged:
(i)(A) upon satisfaction and discharge of this Indenture as set forth in Section 11.1, (B) upon a Legal Defeasance or Covenant Defeasance with respect to that series of Notes as set forth in Article 8, (C) upon payment in full of the applicable Notes and all other related Senior Secured Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full; or
(ii)in accordance with the Common Terms Agreement, the Collateral and Intercreditor Agreement and the Senior Security Documents.
(b)At the request of the Company pursuant to an Officer’s Certificate confirming that all applicable conditions under this Indenture for the release of Collateral have been complied with, the Trustee will, based on such Officer’s Certificate, deliver a certificate to the P1 Collateral Agent instructing the P1 Collateral Agent to release the relevant Liens without the further consent of the Noteholders. No certificate by the Trustee, nor any consent by the Noteholders, shall be required in connection with any sale, transfer or other disposition of Collateral if such sale, transfer or other disposition does not constitute an Asset Sale or is otherwise permitted by the terms of the Common Terms Agreement, the Collateral and Intercreditor Agreement and the Senior Security Documents and such documents do not require delivery of such certificate. If the Collateral is then held by the Trustee, the Trustee shall, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company and at the expense of the Company to evidence such release.
(c)The release of any Collateral from the terms of this Indenture, the Common Terms Agreement, the Collateral and Intercreditor Agreement and the Senior Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Common Terms Agreement, the Collateral and Intercreditor Agreement and the Senior Security Documents.
11.SATISFACTION AND DISCHARGE
11.1Satisfaction and Discharge
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(a)either:
(i)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

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(ii)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Noteholders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(b)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing);
(c)such deposit will not result in a breach or violation of, or constitute a default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing), any material agreement or instrument to which the Company is a party or by which the Company is bound;
(d)the Company has paid or caused to be paid all sums payable by it under this Indenture; and
(e)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, the Company must deliver to the Trustee (1) an Officer’s Certificate stating that all conditions precedent set forth in clauses (a) through (e) of this Section 11.1 have been satisfied, and (2) an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (c) and (e) of this Section 11.1 have been satisfied; provided, that the Opinion of Counsel with respect to clause (c) of this Section 11.1 may be to the knowledge of such counsel.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 11.1, the provisions of Sections 11.2 and 8.6 will survive. In addition, nothing in this Section 11.1 will be deemed to discharge those provisions of Section 7.6, that, by their terms, survive the satisfaction and discharge of this Indenture.
11.2Application of Trust Money
Subject to the provisions of Section 8.6, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

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If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1; provided, that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
12.MISCELLANEOUS
12.1Notices
Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mail or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company:
Rio Grande LNG, LLC
Address:    1000 Louisiana Street, 39th Floor
            Houston, Texas 77002
Attention:    Vera De Brito de Gyarfas
E-mail:         vdegyarfas@next-decade.com
With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):
Latham & Watkins LLP
Address:     811 Main Street
            Houston, TX 77002
Attention:    Jason Webber
Telephone:     (212) 906-1214
E-mail:         Jason.Webber@lw.com
If to the Trustee:
Wilmington Trust, National Association
Address:    1100 North Market Street
            Wilmington, DE 19890
Attention:    D. Amedeo Morreale
Telephone:    (561) 724-2258
E-mail:        dmorreale@wilmingtontrust.com
The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

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All notices and communications (other than those sent to Noteholders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; at the time sent, if transmitted by electronic mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, that all notices and communications to the Trustee shall not be deemed received by the Trustee unless actually received by the Trustee at its address or electronic mail address set forth above.
Any notice or communication to a Noteholder may be provided electronically (including through posting on Debtdomain or other web site (collectively, the “Approved Electronic Platform”) in use to distribute information to Noteholders), mailed by first class mail, or by certified or registered mail, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided, that upon request of any holder to receive paper copies of such notice or communication or to receive them by email, the Company will promptly deliver paper copies or email them, as the case may be, to such holder. Failure to mail or deliver a notice or communication to a Noteholder or any defect in it will not affect its sufficiency with respect to other Noteholders.
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Trustee from time to time (including, as of the date hereof, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Noteholders acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Trustee is not responsible for approving or vetting the representatives or contacts that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. The Company hereby approves distribution of the any notice or communication through the Approved Electronic Platform and understands and assumes the risks of such distribution.
THE APPROVED ELECTRONIC PLATFORM AND THE NOTICES OR COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE COMPANY AND TRUSTEE DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE NOTICES OR COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE NOTICES AND COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE COMPANY OR TRUSTEE IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE TRUSTEE HAVE ANY LIABILITY TO ANY NOTEHOLDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY COMPANY OR TRUSTEE’S TRANSMISSION OF NOTICES OR COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM EXCEPT WITH RESPECT TO ACTUAL AND DIRECT DAMAGES TO THE EXTENT DETERMINED BY A COURT OF COMPETENT

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JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE COMPANY OR TRUSTEE; PROVIDED THAT ANY NOTICES OR COMMUNICATION TO NOTEHOLDER OR, TO THE EXTENT SUCH DISCLOSURE IS OTHERWISE PERMITTED, TO ANY OTHER PERSON THROUGH AN APPROVED ELECTRONIC PLATFORM SHALL BE MADE SUBJECT TO THE ACKNOWLEDGEMENT AND ACCEPTANCE BY SUCH PERSON THAT SUCH COMMUNICATION IS BEING DISSEMINATED OR DISCLOSED ON A CONFIDENTIAL BASIS, WHICH SHALL IN ANY EVENT REQUIRE “CLICK THROUGH” OR OTHER AFFIRMATIVE ACTIONS ON THE PART OF THE RECIPIENT TO ACCESS SUCH COMMUNICATION.
If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails or delivers a notice or communication to Noteholders, it will send a copy to the Trustee and each Agent at the same time by any of the means described above with respect to notice or communication by the Company.
12.2Certificate and Opinion as to Conditions Precedent
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.3) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, that no such Opinion of Counsel shall be delivered on the date of this Indenture in connection with the original issuance of the initial Notes.
12.3Statements Required in Certificate or Opinion
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

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12.4Rules by Trustee and Agents
The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
12.5No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, the Senior Security Documents, the P1 Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
12.6Applicable Law, Jurisdiction, etc.
(a)GOVERNING LAW. THIS INDENTURE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
(b)SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER P1 FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 12.6(b) TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.

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(c)WAIVER OF VENUE. THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.6(b). THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. The Company irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 12.1.
(e)WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE TRUSTEE, AND EACH NOTEHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY OTHER P1 FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE TRUSTEE (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER P1 FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6(e).
12.7No Adverse Interpretation of Other Agreements
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Except as expressly set forth herein, no such other indenture, loan or debt agreement may be used to interpret this Indenture.
12.8Successors
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
12.9Severability
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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12.10Counterpart Originals
The Parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages in electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the Parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the Parties hereto transmitted in electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
12.11Trustee’s Receipt of Funds to the Extent not Required to be Applied to Payment of the Notes
To the extent the Trustee receives any money from the Company or pursuant to any of the P1 Financing Documents, and such money is not required to be used to redeem or repay the Notes as set forth in the certificate of an Authorized Officer of the Company, such moneys shall be deposited into the P1 Accounts under the P1 Accounts Agreement as specified by the Company in such certificate.
12.12Table of Contents, Headings, etc.
The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
12.13USA Patriot Act
The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
[Signatures on following page]

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SIGNATURES
RIO GRANDE LNG, LLC

By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Amedeo Morreale
Name: Amedeo Morreale
Title: Vice President

[Signature Page to Indenture]

ANNEX A

PAYMENT SCHEDULE

Date	Principal Repayment (US$ Amount)	Outstanding Principal (US$ Amount)
6/30/2029	2,632,777.00	187,367,223.00
12/30/2029	2,632,777.00	184,734,446.00
6/30/2030	3,800,000.00	180,934,446.00
12/30/2030	3,800,000.00	177,134,446.00
6/30/2031	5,700,000.00	171,434,446.00
12/30/2031	5,700,000.00	165,734,446.00
6/30/2032	5,700,000.00	160,034,446.00
12/30/2032	5,700,000.00	154,334,446.00
6/30/2033	6,412,500.00	147,921,946.00
12/30/2033	6,412,500.00	141,509,446.00
6/30/2034	6,650,000.00	134,859,446.00
12/30/2034	6,650,000.00	128,209,446.00
6/30/2035	6,650,000.00	121,559,446.00
12/30/2035	6,650,000.00	114,909,446.00
6/30/2036	6,650,000.00	108,259,446.00
12/30/2036	6,650,000.00	101,609,446.00
6/30/2037	6,650,000.00	94,959,446.00
12/30/2037	6,650,000.00	88,309,446.00
6/30/2038	6,650,000.00	81,659,446.00
12/30/2038	6,650,000.00	75,009,446.00
6/30/2039	6,650,000.00	68,359,446.00
12/30/2039	6,650,000.00	61,709,446.00
6/30/2040	4,275,000.00	57,434,446.00
12/30/2040	4,275,000.00	53,159,446.00
6/30/2041	4,006,517.00	49,152,929.00
12/30/2041	4,006,517.00	45,146,412.00
6/30/2042	4,006,517.00	41,139,895.00
12/30/2042	4,006,517.00	37,133,378.00
6/30/2043	4,006,517.00	33,126,861.00
12/30/2043	4,006,517.00	29,120,344.00
6/30/2044	4,006,517.00	25,113,827.00
12/30/2044	4,006,517.00	21,107,310.00
6/30/2045	4,006,517.00	17,100,793.00
12/30/2045	4,006,517.00	13,094,276.00
6/30/2046	4,006,517.00	9,087,759.00
12/30/2046	4,006,517.00	5,081,242.00
6/30/2047	5,081,242.00	0.00

Annex A-1

The Payment Schedule shall be appropriately adjusted (whereby the amounts set forth in the column headed “Principal Repayment” (the “Principal Repayment amounts”) are decreased in the manner set forth below and the amounts set forth in the column headed “Outstanding Principal” are correspondingly adjusted) in any circumstance in which (i) the Company elects or is required to make an Applicable Prepayment (as defined in Section 2.1(c) of the Indenture) and (ii) less than all outstanding Notes are redeemed, repurchased, repaid (prior to the Maturity Date) or prepaid by the Company.

1. Optional Redemption. In the case of any optional redemption pursuant to Section 3.7 of the Indenture, the aggregate principal amount of all Notes redeemed shall be applied against subsequent Principal Repayment amounts in the Payment Schedule, in inverse order of maturity, pro rata against all remaining Principal Repayment amounts in the Payment Schedule, or in direct order of maturity, at the Company’s sole discretion, as set forth in the adjusted Payment Schedule attached to the Officer’s Certificate delivered to the Trustee pursuant to Section 2.1(c).

2. LNG SPA Termination Offer, Loss Proceeds Offer, Asset Sale Offer, or a PLD Proceeds Offer. In the case of any offer to purchase pursuant to Section 3.9 of the Indenture, the aggregate principal amount of all Notes repurchased shall be applied against subsequent Principal Repayment amounts in the Payment Schedule, as follows:

2.1. in inverse order of maturity of the Principal Repayment amounts in the Payment Schedule, in the case of any Loss Proceeds Offer or Asset Sale Offer; and

2.2. pro rata against all remaining Principal Repayment amounts in the Payment Schedule, in the case of any LNG SPA Termination Offer or PLD Proceeds Offer.

3. Change of Control Triggering Event. In the case of any offer to purchase pursuant to Section 4.12 of the Indenture, the aggregate principal amount of all Notes repurchased shall be applied against subsequent Principal Repayment amounts in the Payment Schedule pro rata against all remaining Principal Repayment amounts in the Payment Schedule.

4. Application of Payment Schedule To Notes Not Subject to any Applicable Prepayment. Notwithstanding any provision in this Annex A to the contrary, any adjustment of the Payment Schedule for Principal Repayments shall not affect, in any way, the amount of any principal or interest payments required to be made under:

4.1. any outstanding Note that is not subject to the Applicable Prepayment (including as a result of any election by the Holder not to accept any offer to purchase or any failure of any Note held by any Holder to be selected for optional redemption), except solely to the extent that any reduction in the amounts set forth in the column headed “Outstanding Principal” (as a result of any Applicable Prepayments of other Notes resulting in adjustments and reductions of the amounts set forth in the column headed “Principal Repayment”) affects the amounts payable under the express terms of any Note; or

4.2. any Note that (x) is subject to the Applicable Prepayment and (y) is fully redeemed, repurchased, repaid (prior to the Maturity Date) or prepaid by the Company (as to principal, interest, premium, make-whole payment or other amount), in each case, in accordance with the Indenture.

Annex A-2
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5. Company Note Purchases. If the Company at any time or from time to time purchases Notes in accordance with Section 3.8 of the Indenture and any such Notes cease to be outstanding in accordance with Section 2.8 of the Indenture, the Payment Schedule will be appropriately adjusted in the same manner as set forth in the foregoing paragraph 1.

Annex A-2
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Exhibit A
[Face of Note]
    CUSIP / PPN: 76711* AC4

6.85% Senior Secured Notes due 2047

No. _____	$ _________
RIO GRANDE LNG, LLC
promises to pay to ________ or registered assigns, the principal sum of ___________________________________________ DOLLARS, in the amounts and on each of the dates set forth in the Payment Schedule provided under Annex A of the Indenture, with each such principal payment equal in amount to the product of (x) the amount set forth in the column headed “Principal Repayment” set forth in the Payment Schedule for any such date multiplied by (y) a fraction, the numerator of which is the aggregate unpaid principal amount outstanding under this Note as of such date and the denominator of which is the amount shown in the column headed “Outstanding Principal” set forth in the Payment Schedule for any such date, in each case, after giving effect to any adjustment of the Payment Schedule made in accordance with the Indenture and Annex A. Accrued and unpaid interest on the outstanding principal amount of this Note shall be payable at the rate(s) per annum and otherwise as set forth in the reverse of this Note.
Interest Payment Dates: June 30 and December 30, commencing June 30, 2024
Record Dates: June 15 and December 15
Dated: ____________, ____
RIO GRANDE LNG, LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By:
Name: Amedeo Morreale
Title: Vice President

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[Back of Note]
6.85% Senior Secured Notes due 2047
THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. SUCH NOTES MAY NOT BE REOFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY (UPON REDEMPTION OR OTHERWISE), (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS; PROVIDED, THAT ANY SUCH SALE OR TRANSFER SHALL BE SUBJECT TO THE CONSENT OF THE COMPANY (TO THE EXTENT SET FORTH IN THE INDENTURE) AND THE RESTRICTIONS CONTAINED IN SECTIONS 2.3 AND 2.6 OF THE INDENTURE AMONG THE PARTIES THERETO.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
Interest.     Rio Grande LNG, LLC, a Texas limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 6.85% per annum from February 9, 20241 until maturity. The Company will pay interest semi-annually in arrears on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 2024. The Company will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2.0% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve thirty-day months.
Method of Payment.     The Company will pay principal and interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to
1     For future issuances of Notes, if interest has already been paid, this date will be adjusted to the immediately preceding Interest Payment Date.

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defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Noteholders at their addresses set forth in the register of Noteholders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Notes and all other Notes the Noteholders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Paying Agent
and Registrar.     Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.
Indenture and
Senior Security
Documents.     The Company issued the Notes under an Indenture dated as of February 9, 2024 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture.2 The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Senior Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
Optional
Redemption.     At any time or from time to time prior to the Par Call Date of the Notes, the Company may, at its option, redeem all or a part of the Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Noteholders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date, without duplication).
“Make-Whole Price” shall mean the greater of:
(a)(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points less (ii) interest accrued to, but excluding, the redemption date; and
2    To add Supplemental Indenture references in future issuances.

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(b)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after March 30, 2047 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.
Mandatory
Redemption.     The Company is not required to make mandatory redemption payments with respect to the Notes.
Repurchase at the
Option of
Noteholder.    Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Noteholder to repurchase all or any part (equal to $100,000 and integral multiples of $1,000 in excess thereof) of that Noteholder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including, the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than thirty days following any Change of Control Triggering Event, the Company will mail or deliver electronically or will cause the Trustee to mail or deliver electronically, a notice to each Noteholder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
The Company will be required to make a LNG SPA Termination Offer, Loss Proceeds Offers, Asset Sale Offers, and PLD Proceeds Offers to the extent provided in Sections 4.8, 4.13, 4.14 or 4.15, respectively, of the Indenture.
Notice of
Redemption.     Notice of redemption will be mailed or delivered electronically at least fifteen days but not more than sixty days before the redemption date to each Noteholder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than sixty days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Noteholder are to be redeemed.

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Denominations,
Transfer,
Exchange.     The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of fifteen days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
Persons Deemed
Owners.     The registered Noteholder of a Note may be treated as its owner for all purposes.
Trustee Dealings
with Company.     The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
No Recourse
Against Others.     No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, the Senior Security Documents, the P1 Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Authentication.     This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.
Abbreviations.     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
CUSIP Numbers /
PPNs.     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers or private placement numbers (“PPNs”) to be printed on the Notes, and the Trustee may use CUSIP numbers or PPNs in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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Governing Law.     THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.
The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:
Rio Grande LNG, LLC
Address:    1000 Louisiana Street, 39th Floor
            Houston, Texas 77002
Attention:    Vera De Brito de Gyarfas
E-mail:         vdegyarfas@next-decade.com

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Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably
appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

______
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Noteholder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Sections 4.8, 4.12, 4.13, 4.14 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.8 ☐ Section 4.12 ☐ Section 4.13 ☐ Section 4.14 or ☐ Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 4.8, 4.12, 4.13, 4.14 or 4.15 of the Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Your Signature:
Signature Guarantee*:

______
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Exhibit B
FORM OF CERTIFICATE OF TRANSFER
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890
cc:    Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
Re:    ____% Senior Secured Notes due ____ issued by Rio Grande LNG, LLC
Reference is hereby made to the Indenture, dated as of February 9, 2024, (as amended or supplemented from time to time, the “Indenture”), between Rio Grande LNG, LLC, as issuer (the “Company”) and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
☐ Check if Transferee will take delivery of a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
☐ Check if Transferee will take delivery of a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the

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Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a United States Person or for the account or benefit of a United States Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
☐ Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
☐ such Transfer is being effected to the Company;
or
☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2)  an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
☐ Check if Transferee will take delivery of an Unrestricted Definitive Note.
☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with

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the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Restricted Definitive Notes and in the Indenture.
☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Restricted Definitive Notes and in the Indenture.
☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER
The Transferor owns and proposes to transfer a Restricted Definitive Note.

After the Transfer the Transferee will hold:
[CHECK ONE]
☐ Restricted Definitive Note; or
☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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Exhibit C
FORM OF CERTIFICATE OF EXCHANGE
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

cc:    Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
Re:    ____% Senior Secured Notes due ____ issued by Rio Grande LNG, LLC
(CUSIP / PPN __________)
Reference is hereby made to the Indenture, dated as of February 9, 2024 (as amended or supplemented from time to time, the “Indenture”), between Rio Grande LNG, LLC, as issuer (the “Company”) and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
Exchange of Restricted Definitive Notes
☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

C-2

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Exhibit D
Additional Notes and Supplemental
Indentures for Additional Notes
Reference is made in this Exhibit D to the Indenture dated as of February 9, 2024 (the “Indenture”) between Rio Grande LNG, LLC, (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
(a)After the Issue Date, subject to compliance with the Indenture, including Sections 2.1 and 4.7 thereof and this Exhibit D, the Company may issue Additional Notes, in one or more series, under this Indenture or under one or more Supplemental Indentures that comply with the provisions of this Indenture. Additional Notes may be issued as a separate series or the same series as the Initial Notes or other Additional Notes, as shall be specified in the form of the Additional Note or in any Supplemental Indenture governing the terms of the Additional Notes permitted to be issued by this Indenture. Additional Notes may be issued in accordance with the following provisions, which are deemed to be part of Section 2.1(b) of the Indenture:
(b)Capitalized terms used and not otherwise defined in this Exhibit D which are defined in Section 1.1 or other Sections of the Indenture have the meanings set forth therein and the following terms have the meanings set forth below:
“Authorizing Resolution” means a resolution duly adopted by (1) the authorized governing body of the Company or (2) any pricing or other committee of the authorized governing body of the Company duly authorized to act for it hereunder, a copy of which is delivered to the Trustee, accompanied by an Officer’s Certificate that such resolution has been duly adopted, has not been amended, modified, supplemented or rescinded and is in full force and effect.
“Registered Additional Note” means any Additional Note registered on the Additional Note Register maintained by the Company pursuant to Section 2.1(b) below.
1.
D.1Terms of Additional Notes. (a) The terms and conditions of any Additional Notes shall be established in or pursuant to an Authorizing Resolution, and set forth in an Officer’s Certificate, or established in one or more Supplemental Indentures approved pursuant to an Authorizing Resolution, and as set forth in an Officer’s Certificate, prior to the issuance of Additional Notes of any series, which shall include, as applicable:
(i)the title of the Additional Notes of the series (which shall distinguish the Additional Notes of the series from all other Notes, except if issued as the same series as the Initial Notes or other Additional Notes);
(ii)any limit upon the aggregate principal amount of the Additional Notes of the series which may be authenticated and delivered under the Indenture (except for Additional Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Additional Notes of the series);
(iii)the date or dates (or the manner of determining the same) on which the principal of the Additional Notes of the series is payable (which, if so provided in or

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pursuant to such Authorizing Resolution or in any Supplemental Indenture, may be determined by the Company from time to time and set forth in the Additional Notes of the series issued from time to time);
(iv)the rate or rates (or the method of determining the same) at which the Additional Notes of the series shall bear interest, if any, and the date or dates from which such interest shall accrue (which, in the case of either or both, if so provided in or pursuant to such Authorizing Resolution or in any Supplemental Indenture, may be determined by the Company from time to time and set forth in the Additional Notes of the series issued from time to time), the Interest Payment Dates (or the manner of determining the same) on which such interest, if any, shall be payable, the record dates (or the manner of determining the same), if any, for the determination of Holders to whom interest is payable on any Interest Payment Date;
(v)the place or places where, subject to the Indenture, the principal of (and premium, if any) and interest, if any, on Additional Notes of the series shall be payable, any Additional Notes of the series may be surrendered for registration of transfer and Additional Notes of the series may be surrendered for exchange and the place or places where notices or demands to or upon the Company in respect of the Additional Notes of the series may be served;
(vi)the period or periods within which, the price or prices at which, and the terms and conditions upon which Additional Notes of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;
(vii)the obligation, if any, of the Company to redeem, repay, prepay or purchase Additional Notes of the series pursuant to any mandatory prepayment, purchase or redemption provision, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Additional Notes of the series shall be redeemed, repaid, prepaid or purchased, in whole or in part, pursuant to such obligation, or at the option of a Holder thereof;
(viii)if other than denominations of U.S. $100,000 and any integral multiple of $ 1,000 in excess thereof, the denominations in which Additional Notes of the series shall be issuable;
(ix)if other than the principal amount thereof, the portion of the principal amount of Additional Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;
(x)if the amount of payments of principal of (or any premium) or any interest on the Additional Notes of the series may be determined with reference to an index, the manner in which such amounts shall be determined;
(xi)whether and under what circumstances, and the terms and conditions on which, the Company will pay additional amounts on the Additional Notes of the series in

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respect of any tax, assessment or governmental charge withheld or deducted and whether the Company will have the option to redeem such Additional Notes rather than pay such additional amounts or to redeem such Additional Notes in the event of the imposition of any certification, documentation, information or other reporting requirement and, if so, under what circumstances and the terms and conditions on which the Company may exercise such option; and
(xii)any other terms of the series of Additional Notes which terms must be consistent with the provisions of the Indenture and, with respect to the matters set forth in Articles 4, 5, 6, 9, and 10 (if any Additional Note is secured by any Collateral) (and any defined terms used therein) must be the same as those provisions (and any defined terms used therein).
(a)All Additional Notes of any one series shall be substantially identical except that such Additional Notes may differ as to date of issue and the date from which interest, if any, shall accrue. The terms of such Additional Notes, as set forth above, may be determined by the Company from time to time if so provided in or pursuant to such Authorizing Resolution or in any Supplemental Indenture for Additional Notes. All Additional Notes of any one series need not, but may, be issued at the same time.
(b)If any terms of any series of Additional Notes are established by action taken pursuant to an Authorizing Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.
D.2Issuance of Additional Notes. (a) When authorized by an Authorizing Resolution, Additional Notes may be issued either pursuant to the Indenture or pursuant to a Supplemental Indenture, in each case, without the consent of the Holders of any Notes, subject to compliance with the provisions of this Indenture.
(a)In authenticating or delivering any Additional Notes under the Indenture, or in executing, or accepting the additional trusts created by, any Supplemental Indenture for Additional Notes permitted by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, and the Company shall cause to be provided, an Opinion of Counsel that (subject to customary exceptions and assumptions):
(i)such Additional Notes, when authenticated and delivered by the Trustee and issued by the Company and paid for by the purchaser(s) thereof, in each case in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and
(ii)the execution and delivery by the Company of such Additional Notes and any Supplemental Indenture for Additional Notes (A) have been duly authorized by all necessary limited liability company, managing member or other action on the part of the Company or its members and (B) will not violate the limited liability

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company agreement, certificate of formation or other organizational documents of the Company, any law binding on the Company, or the Indenture and the other P1 Financing Documents.
In executing any amendment, modification or supplement of any Additional Notes or any Supplemental Indenture for Additional Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, and the Company shall cause to be provided, an Opinion of Counsel (subject to customary exceptions and assumptions) stating that the amendment, modification or supplement of any Additional Notes or Supplemental Indenture for Additional Notes is authorized or permitted by the Indenture and that such supplemental indenture is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
(b)The Trustee and the Company, at any time and from time to time, may enter into one or more Supplemental Indentures, in form satisfactory to the Trustee and the Company, (i) to establish the forms or terms of Additional Notes of any series permitted by this Indenture or (ii) to amend such forms or terms in any manner, solely to the extent such amendment is permitted by the terms of this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture for Additional Notes which materially and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
(c)Upon the execution of any Supplemental Indenture for Additional Notes, any such Supplemental Indenture shall form a part of this Indenture for purposes of such Additional Notes and upon the execution of any amendment, modification or supplement of any Supplemental Indenture for Additional Notes in accordance with this Indenture, the Holders of Additional Notes of any series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
(d)Additional Notes of any series authenticated and delivered after the execution of any Supplemental Indenture for Additional Notes may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indentures. If the Company shall so determine, new Additional Notes of any series, so modified as to conform, in the opinion of the Trustee and the authorized governing body of the Company, to any such Supplemental Indenture for Additional Notes may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Additional Notes of such series.
2.
D.1Form of Additional Notes. (a) Any Additional Notes of the same series as the Initial Notes will be in the form or forms provided in Sections 2.1(a), (b) or (c), as applicable, of the Indenture.
(a)Any Additional Notes of a separate series from the Initial Notes will be in such form or forms, subject to the compliance with all other provisions of the Indenture, as shall be established in or pursuant to an Authorizing Resolution (and set forth in an Authorizing Resolution or, to the extent established pursuant to (rather than as set forth in) such Authorizing Resolution, in an Officer’s Certificate as to such establishment) or in one or

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more Supplemental Indentures for the Additional Notes permitted to be issued by this Indenture approved pursuant to an Authorizing Resolution.
(b)Except as provided in Section 2.1(b) above, the Additional Notes of each series shall be issued as Registered Additional Notes.
(c)Additional Notes may be issued, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or any Supplemental Indenture for Additional Notes, shall have such legends as may be required by applicable law, and may have such letters, numbers or other marks of identification and such other legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, clearing organization, or to conform to usage, as may, consistently herewith, be determined by the officers of the Company executing such Additional Notes, as evidenced by their execution of such Additional Notes.
(d)Each Additional Note shall be dated the date of its authentication.
(e)The Company in issuing the Additional Notes may use “CUSIP,” “CINS,” “ISIN,” “PPN” and other reference numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “CINS,” “ISIN,” “PPN” and other such reference numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Additional Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Additional Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any changes in the “CUSIP,” “CINS,” “ISIN,” “PPN” or the other such reference numbers.
D.2Form of Trustee Authentication for Additional Notes.
(a)The Trustee’s certificate of authentication on all Additional Notes shall be in substantially the following form:
“This is one of the Additional Notes of the series designated therein referred to in the within-mentioned Indenture.”
[ ò ],
as Trustee
By    ____________________________
Authorized Signatory
3.
D.1Persons Deemed Owners. The Company, the Trustee and any paying agent, the Additional Note registrar and any other agent of the Company or the Trustee in respect of the Additional Notes of any series may treat the Person in whose name any Registered Additional Note of such series is registered as the owner of such Registered Additional Note for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on such Registered Additional

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Note and for all other purposes whatsoever, whether or not such Registered Additional Note be overdue, and neither the Company nor the Trustee nor any paying agent, Additional Note registrar or other agent of the Company or the Trustee in respect of the Registered Additional Notes of such series shall be affected by notice to the contrary.

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Exhibit E
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

cc:    Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002

Re:    ____% Senior Secured Notes due ____ issued by Rio Grande LNG, LLC
Reference is hereby made to the Indenture, dated as of February 9, 2024 (the “Indenture”), between Rio Grande LNG, as issuer (the “Company”) and Wilmington Trust, National Association as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $ _______ aggregate principal amount of a Definitive Note, we confirm that:
We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
We understand that, on any proposed resale of the Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: ________

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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EXHIBIT 2.15-A
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Noteholders that are Not Partnerships for U.S. Federal Income Tax Purposes)
Date [__________]
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

Rio Grande LNG, LLC, as the Issuer
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: Graham A. McArthur, Senior Vice President, Treasurer
Email: gmcarthur@next-decade.com
With a copy (which shall not constitute notice) to:
Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: General Counsel
Email: corporatesecretary@next-decade.com
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 9, 2024 (as amended, amended and restated, modified, or supplemented from time to time, the “Indenture”), by and between Rio Grande LNG, LLC, a Texas limited liability company (the “Company”), and Wilmington Trust, National Association, as trustee, registrar and paying agent (the “Trustee”) from time to time. All capitalized terms used herein shall have the respective meanings specified in the Indenture (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein or unless the context requires otherwise.
Pursuant to the provisions of Section 2.15 of the Indenture, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Trustee and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Trustee, and (2) the undersigned shall have at all times furnished the Company and the Trustee with a properly completed and currently effective

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certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Remainder of page intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as a duly authorized representative of the [Name of Noteholder] as of the date and year first written above.

[NAME OF NOTEHOLDER] By: _______________________
Name:
Title:

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EXHIBIT 2.15-B
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants that are Not Partnerships for U.S. Federal Income Tax Purposes)
Date [__________]
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

Rio Grande LNG, LLC, as the Issuer
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: Graham A. McArthur, Senior Vice President, Treasurer
Email: gmcarthur@next-decade.com
With a copy (which shall not constitute notice) to:
Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: General Counsel
Email: corporatesecretary@next-decade.com
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 9, 2024 (as amended, amended and restated, modified, or supplemented from time to time, the “Indenture”), by and between Rio Grande LNG, LLC, a Texas limited liability company (the “Company”), and Wilmington Trust, National Association, as trustee, registrar and paying agent (the “Trustee”) from time to time. All capitalized terms used herein shall have the respective meanings specified in the Indenture (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein or unless the context requires otherwise.
Pursuant to the provisions of Section 2.15 of the Indenture, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Noteholder with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Noteholder in writing, and (2) the undersigned shall have at all times furnished such Noteholder with a properly completed and currently effective certificate in either the

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calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Remainder of page intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as a duly authorized representative of the [Name of Participant] as of the date and year first written above.

[NAME OF PARTICIPANT] By: _______________________
Name:
Title:

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EXHIBIT 2.15-C
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Date [__________]
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

Rio Grande LNG, LLC, as the Issuer
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: Graham A. McArthur, Senior Vice President, Treasurer
Email: gmcarthur@next-decade.com
With a copy (which shall not constitute notice) to:
Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: General Counsel
Email: corporatesecretary@next-decade.com
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 9, 2024 (as amended, amended and restated, modified, or supplemented from time to time, the “Indenture”), by and between Rio Grande LNG, LLC, a Texas limited liability company (the “Company”), and Wilmington Trust, National Association, as trustee, registrar and paying agent (the “Trustee”) from time to time. All capitalized terms used herein shall have the respective meanings specified in the Indenture (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein or unless the context requires otherwise.
Pursuant to the provisions of Section 2.15 of the Indenture, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Noteholder with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, or

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(ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Noteholder and (2) the undersigned shall have at all times furnished such Noteholder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Remainder of page intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as a duly authorized representative of the [Name of Participant] as of the date and year first written above.

[NAME OF PARTICIPANT] By: _______________________
Name:
Title:

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EXHIBIT 2.15-D
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Noteholders that are Partnerships for U.S. Federal Income Tax Purposes)
Date [__________]
Wilmington Trust, National Association, as Trustee and Registrar
1100 North Market Street
Wilmington, DE 19890

Rio Grande LNG, LLC, as the Issuer
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: Graham A. McArthur, Senior Vice President, Treasurer
Email: gmcarthur@next-decade.com
With a copy (which shall not constitute notice) to:
Rio Grande LNG, LLC
1000 Louisiana Street, 39th Floor
Houston, Texas 77002
United States of America
Attention: General Counsel
Email: corporatesecretary@next-decade.com
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 9, 2024 (as amended, amended and restated, modified, or supplemented from time to time, the “Indenture”), by and between Rio Grande LNG, LLC, a Texas limited liability company (the “Company”), and Wilmington Trust, National Association, as trustee, registrar and paying agent (the “Trustee”) from time to time. All capitalized terms used herein shall have the respective meanings specified in the Indenture (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein or unless the context requires otherwise.
Pursuant to the provisions of Section 2.15 of the Indenture, the undersigned hereby certifies that (i) it is the sole record owner of the Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Notes, (iii) with respect to the extension of indebtedness pursuant to the Indenture or any other P1 Financing Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Trustee and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the
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portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Trustee, and (2) the undersigned shall have at all times furnished the Company and the Trustee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Remainder of page intentionally blank. Signature page follows.]
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IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as a duly authorized representative of the [Name of Noteholder] as of the date and year first written above.

[NAME OF NOTEHOLDER] By: _______________________
Name:
Title:

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